    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
    MERCANTILE BANCORPORATION INC.        MERCANTILE CAPITAL TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)
                                    (EXACT NAME OF REGISTRANT AS SPECIFIED
                                                IN ITS CHARTER)
               MISSOURI                            DELAWARE
    (STATE OR OTHER JURISDICTION OF     (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION)
                 6712                                6719
     (PRIMARY STANDARD INDUSTRIAL        (PRIMARY STANDARD INDUSTRIAL
      CLASSIFICATION CODE NUMBER)         CLASSIFICATION CODE NUMBER)
              43-0951744                          43-1769411
 (I.R.S. EMPLOYER IDENTIFICATION NO.)(I.R.S. EMPLOYER IDENTIFICATION NO.)
             P.O. BOX 524                        P.O. BOX 524
    ST. LOUIS, MISSOURI 63166-0524      ST. LOUIS, MISSOURI 63166-0524
            (314) 425-2525                      (314) 425-2525
   (ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,
  OR REGISTRANT'S PRINCIPAL EXECUTIVE
               OFFICES)
                                       (ADDRESS, INCLUDING ZIP CODE, AND
                                    TELEPHONE NUMBER, INCLUDING AREA CODE,
                                      OR REGISTRANT'S PRINCIPAL EXECUTIVE
                                                   OFFICES)
                                ---------------
                             JON W. BILSTROM, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                        MERCANTILE BANCORPORATION INC.
                                 P.O. BOX 524
                        ST. LOUIS, MISSOURI 63166-0524
                                (314) 425-2525
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
            JOHN Q. ARNOLD                     ROBERT M. LAROSE, ESQ.
        CHIEF FINANCIAL OFFICER                    THOMPSON COBURN
    MERCANTILE BANCORPORATION INC.                   SUITE 3400
             P.O. BOX 524                       ONE MERCANTILE CENTER
    ST. LOUIS, MISSOURI 63166-0524            ST. LOUIS, MISSOURI 63101
            (314) 425-2525      ---------------    (314) 552-6000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                                 PROPOSED
                                                                 PROPOSED         MAXIMUM
                                                AMOUNT           MAXIMUM         AGGREGATE        AMOUNT OF
          TITLE OF EACH CLASS OF                 TO BE        OFFERING PRICE     OFFERING        REGISTRATION
        SECURITIES TO BE REGISTERED           REGISTERED      PER UNIT(/1/)     PRICE(/1/)           FEE
-------------------------------------------------------------------------------------------------------------
Floating Rate Capital Trust Pass-
 through Securities (TRUPS(TM)) of
 Mercantile Capital Trust I...............    $150,000,000         100%         $150,000,000       $45,455
-------------------------------------------------------------------------------------------------------------
Floating Rate Junior Subordinated Defer-
 rable
 Interest Debentures due 2027 of Mercan-
 tile
 Bancorporation Inc.(/2/).................         --              --                --              N/A
-------------------------------------------------------------------------------------------------------------
Mercantile Bancorporation Inc. Guarantee
 with
 respect to Capital Securities(/3/).......         --              --                --              N/A
-------------------------------------------------------------------------------------------------------------
Total(/4/)................................  $150,000,000(/5/)      100%       $150,000,000(/5/)    $45,455
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures due 2027 (the "Subordinated Debt Securities") were originally purchased by Mercantile Capital Trust I with the proceeds of the sale of the Capital Trust Pass-through Securities (the "Old Capital Securities"). No separate consideration will be received for the Subordinated Debt Securities which may be distributed upon any liquidation of Mercantile Capital Trust I.
(3) No separate consideration will be received for the Mercantile Bancorporation Inc. Guarantee.
(4) This Registration Statement is deemed to cover the Subordinated Debt Securities of Mercantile Bancorporation Inc., the rights of holders of Subordinated Debt Securities of Mercantile Bancorporation Inc. under the Indenture, the rights of holders of Old Capital Securities of Mercantile Capital Trust I under an Amended and Restated Declaration of Trust and the rights of holders of the Old Capital Securities under the Guarantee.
(5) Such amount represents the initial offering price of the Old Capital Securities to be exchanged hereunder and the principal amount of Subordinated Debt Securities that may be distributed upon any liquidation of Mercantile Capital Trust I.
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED APRIL 14, 1997

PROSPECTUS

                           MERCANTILE CAPITAL TRUST I

OFFER TO EXCHANGE ITS FLOATING RATE CAPITAL
TRUST PASS-THROUGH SECURITIESSM
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES                      [MERCANTILE
ACT OF 1933 FOR ANY AND
ALL OF ITS OUTSTANDING FLOATING RATE CAPITAL                  LOGO]
TRUST PASS-THROUGH SECURITIESSM
     (LIQUIDATION AMOUNT $1,000 PER CAPITAL
                   SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, AS
              DESCRIBED HEREIN, BY

                         MERCANTILE BANCORPORATION INC.

                                  -----------

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON           , 1997, UNLESS EXTENDED.

                                  -----------

  Mercantile Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying
Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate liquidation amount of its Floating Rate Capital Trust Pass-through Securitiessm (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as
                                                        (continued on next page)

  SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES (AS HEREINAFTER DEFINED) IN THE EXCHANGE OFFER.

THE SECURITIES OFFERED BY THIS PROSPECTUS  ARE NOT SAVINGS OR DEPOSIT ACCOUNTS,
 ARE NOT OBLIGATIONS OF OR GUARANTEED  BY ANY BANKING OR NON-BANKING AFFILIATE
  OF MERCANTILE  BANCORPORATION INC. (EXCEPT  TO THE EXTENT  THAT NEW CAPITAL
   SECURITIES ARE GUARANTEED BY  MERCANTILE BANCORPORATION INC. AS DESCRIBED
    HEREIN), ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING
     POSSIBLE LOSS OF PRINCIPAL.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

  The New Capital Securities and the Old Capital Securities (together, the "Capital Securities"), represent beneficial interests in the Trust. Mercantile Bancorporation Inc., a Missouri corporation (the "Company" or "MBI"), is the owner of all of the beneficial interests represented by common securities of the Trust (as defined herein) (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Institutional Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Old Subordinated Debt Securities and New Subordinated Debt Securities (together, the "Subordinated Debt Securities"). The Subordinated Debt Securities will mature on February 1, 2027.

                   The date of this Prospectus is     , 1997.

(Continued from cover page)

defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding Floating Rate Capital Trust Pass-through Securitiessm (the "Old Capital Securities"), of which $150,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027 (the "Old Subordinated Debt Securities"), of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027 (the "New Subordinated Debt Securities"), which New Guarantee and New Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Subordinated Debt Securities are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and (ii) will not provide for an increase in the Distribution rate thereon. The New Capital Securities are being offered for exchange in order to satisfy certain obligations of MBI and the Trust under the Registration Rights Agreement dated as of January 29, 1997 (the "Registration Rights Agreement") among MBI, the Trust and Salomon Brothers Inc, as representative of the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

  The New Subordinated Debt Securities and the New Guarantee when issued will be an unsecured obligation of the Company and will be subordinate and junior in right of payment to other indebtedness of the Company, as described herein. Upon an event of default under the Declaration in respect of the Trust, the holders of Capital Securities issued by the Trust will have a preference over the holders of the Common Securities of the Trust with respect to payments in respect of Distributions and payments upon redemption, liquidation and otherwise.

  Holders of the Capital Securities are entitled to receive cumulative cash Distributions accruing from the date of original issuance of the Old Capital Securities, and (subject to the extensions of distribution payment periods described below) payable quarterly in arrears on the first day of February, May, August and November of each year, commencing May 1, 1997, at a variable annual rate equal to LIBOR (as defined herein) plus 0.85% on the liquidation amount of $1,000 per Capital Security ("Distributions"). The payment of Distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of the Capital Securities, as set forth below, are guaranteed by the Company (the "Guarantee") as described herein. The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt Securities held by the Trust.

  The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture (as defined herein), including the Company's obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "Risk Factors--Guarantee Covers Distributions and Other Payments Only to the Extent the Trust Has Available Funds; Related Remedies." The obligations of the Company under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior

(Continued from cover page)
Indebtedness (as defined herein) of the Company and are also effectively subordinate to claims of creditors of the Company's subsidiaries. As of December 31, 1996, the Company had approximately $78 million of Senior Indebtedness. There are no terms in the Subordinated Debt Securities, the Capital Securities or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. The holders of the Common Securities will be entitled to receive distributions upon any liquidation of the Trust pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default (as defined herein) has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities.

  The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities held by the Trust, which are the sole assets of the Trust. As a result, if no principal or interest is paid on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Capital Securities, and the Guarantee will not apply for distributions for which the Trust has insufficient funds available.

  The Company has the right, subject to the conditions set forth herein, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on such Subordinated Debt Securities at any time and from time to time for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), provided that no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Capital Securities and the Common Securities will also be deferred and the Company (subject to certain exceptions set forth herein) will not be permitted to declare or pay any such distributions with respect to the Company's capital stock (which currently consists of common shares) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debt Securities. During any such Extension Period, interest will continue to accrue on the Subordinated Debt Securities (and the amount of distributions to which holders of the Capital Securities are entitled will accumulate) at a variable annual rate equal to LIBOR plus 0.85% for United States federal income tax purposes in respect of such deferred interest. As a result, during any Extension Period, holders of the Capital Securities will be required to include the deferred amounts in their gross income for United States federal income tax purposes in advance of receipt of cash Distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 20 consecutive quarterly periods, throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period for Up to Five Years and Consequent Deferral of Distributions on Capital Securities" and "United States Federal Income Taxation--US Holders--Original Issue Discount."

  The Subordinated Debt Securities are redeemable by the Company at par, plus accrued and unpaid interest to the date of redemption, in whole or in part, at any time and from time to time, on or after February 1, 2007. In addition, in certain circumstances described herein, upon the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), the Subordinated Debt Securities also are redeemable by the Company at any time, within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole or in part, at par, together with accrued and unpaid interest thereon to the date of the redemption. Any redemption prior to maturity is subject to the Company having received prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve. Upon redemption by the Company or at maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis its Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured at a redemption price equal to $1,000 per Trust Security, plus accrued and unpaid Distributions on such Trust Securities to the date fixed for redemption (the "Redemption Price"). See "Description of the Capital Securities--Redemption." The Capital Securities will be redeemed upon maturity of the Subordinated Debt Securities, whereupon the Trust will be dissolved. See "Description of the Subordinated Debt Securities."

(Continued from cover page)

  The Company, as the holder of all of the outstanding Common Securities, has the right at any time, subject to the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the Subordinated Debt Securities must be distributed to the holders of the Trust Securities, on a pro rata basis, in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

  In the event of the voluntary or involuntary dissolution of the Trust, other than in connection with a redemption or the maturity of the Subordinated Debt Securities as described above, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the holders of the Capital Securities generally will be entitled to receive the stated liquidation amount thereof plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by the Trust are distributed to the holders of the Trust Securities issued by the Trust as would be required in certain circumstances. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution."

  The Capital Securities and the Subordinated Debt Securities will be issued and may be transferred only in blocks having a stated liquidation amount or an aggregate principal amount, as the case may be, of not less than $100,000 (100 Capital Securities). See "Description of the Capital Securities--Restrictions on Transfer" and "Description of the Subordinated Debt Securities--Restrictions on Transfer."

  Neither the Capital Securities nor the Subordinated Debt Securities will be listed on a national securities exchange or quoted on an inter-dealer quotation service after the Exchange Offer.

  Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of either the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Capital Securities.

  Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and

(Continued from cover page)
ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on           , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by MBI and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by MBI or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a liquidation amount of not less than $100,000 (100 Capital Securities) and any integral multiple of $1,000 liquidation amount (1 Capital Security) in excess thereof. MBI has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined below) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from February 4, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the rights to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after February 4, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Capital Securities as of           , 1997.

  Neither MBI nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

  MBI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files with the Commission reports, proxy statements and other information. Such reports, proxy statements and other information filed with the Commission by MBI can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by MBI with the Commission. The address of the World Wide Web site maintained by the Commission is http://www.sec.gov. MBI Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such reports, proxy statements and other information concerning MBI are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has virtually no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities and issuing the Trust Securities. See "Mercantile Capital Trust I," "Description of the Capital Securities," "Description of the Subordinated Debt Securities" and "Description of the Guarantee." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO MBI WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. IN ADDITION, THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO MARK TWAIN BANCSHARES, INC. ("MARK TWAIN"), A MISSOURI CORPORATION AND BANK HOLDING COMPANY, AND ROOSEVELT FINANCIAL GROUP, INC. ("ROOSEVELT"), A DELAWARE CORPORATION AND SAVINGS AND LOAN HOLDING COMPANY, BOTH OF WHICH RECENTLY ENTERED INTO DEFINITIVE AGREEMENTS WITH MBI TO BE ACQUIRED BY MBI. SUCH DOCUMENTS, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, TO JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525.
IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE
MADE BY     , 1997.

  The following documents filed with the Commission by MBI, Mark Twain and Roosevelt under the Exchange Act are incorporated herein by reference: MBI's Annual Report on Form 10-K for the year ended December 31, 1996; Mark Twain's Annual Report on Form 10-K for the year ended December 31, 1996; and Roosevelt's Annual Report on Form 10-K/A for the year ended December 31, 1996, respectively.

  All documents filed by MBI, Mark Twain and Roosevelt pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI, Mark Twain and Roosevelt contained in this Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. Any statements contained in this Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including such documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respect by reference to all of the provisions of such contract or other document.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Prospective investors should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, the "Company" includes Mercantile Bancorporation Inc. and its respective predecessors and subsidiaries, except as the context otherwise may require.

                         MERCANTILE BANCORPORATION INC.

  The Company is a registered bank holding company headquartered in St. Louis, Missouri and was incorporated under the laws of the State of Missouri in 1970. At December 31, 1996, the Company, directly or through its subsidiaries, owned all of the capital stock of Mercantile Bank National Association, based in St. Louis, Missouri and 28 other commercial banks and one federally chartered thrift, all of which operate from 444 banking offices and 431 Fingertip Banking automated teller machines located throughout Missouri, Illinois, Iowa, Arkansas and eastern Kansas.

  The Company's services concentrate in three major lines of business-- consumer, corporate and trust and investment advisory services. The Company also operates non-banking subsidiaries that provide related financial services, including investment management, brokerage services and asset-based lending.

  The Company has two acquisition transactions currently pending; the proposed acquisitions of Mark Twain and Roosevelt, each of which is headquartered in St. Louis, Missouri. For further information regarding the pending acquisitions of Mark Twain and Roosevelt, see "Recent Developments."

  The Company is a legal entity separate and distinct from Mercantile Bank National Association and the Company's other banking subsidiaries (collectively, the "Banking Subsidiaries") and affiliates. Because the Company is a bank holding company, its rights and the rights of its creditors and shareholders, including the holders of its Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor having recognized claims against such subsidiary, in which case it will share in such subsidiary's assets along with other creditors.

  There are various legal and regulatory limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company. The approval of the Office of the Comptroller of the Currency (the "OCC") is required if total dividends declared by a national bank in any calendar year should exceed net profits for that year combined with its retained net profits for the preceding two years. Moreover, banks may not pay dividends in excess of their undivided profits. In determining whether and to what extent to pay dividends, each Banking Subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage requirements as well as policy statements of the federal regulatory agencies to the effect that, generally, banking organizations should pay dividends out of current operating earnings. The Company's state-chartered Banking Subsidiaries are subject to similar restrictions under their respective state laws. While the specific standards vary from state to state, the Company's Banking Subsidiaries are generally permitted to pay dividends only from net profits, and then, only after first deducting losses and credit write-offs. All of the applicable state statutes prohibit the payment of dividends if such a payment would impair capital. In addition there are numerous governmental requirements and regulations that affect the activities of the Company and its bank and non-bank subsidiaries. See the discussion in Part 1, Item 1 of the Company's Form 10-K for the year ended December 31, 1996 under the caption "Supervision and Regulation."

  The principal executive offices of the Company are located at One Mercantile Center, P.O. Box 524, St. Louis, MO 63166-0524 (telephone number (314) 425-
2525).

                           MERCANTILE CAPITAL TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust dated as of January 28, 1997 (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 28, 1997. The Trust's business and affairs are conducted by its trustees: initially, The Chase Manhattan Bank, as Institutional Trustee (as defined herein) and Chase Manhattan Bank Delaware, as Delaware Trustee (as defined herein). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds from the sale of the Common Securities and the Capital Securities to acquire the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto, which may include engaging in the Exchange Offer. Accordingly, the Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The principal place of business of the Trust is c/o Mercantile Bancorporation Inc., One Mercantile Center, P.O. Box 524, St. Louis, MO 63166-0524 (telephone number (314) 425-2525).

                               THE EXCHANGE OFFER

The Exchange Offer....  Up to $150,000,000 aggregate liquidation amount of New
                        Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Secu-rities. Old Capital Securities may be tendered for ex-change in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral mul-tiple of $1,000 in excess thereof. MBI and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement re-lating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Expiration Date.......  5:00 p.m., New York City time, on           , 1997
                        (such time on such date being hereinafter called the "Expiration Date"); unless the Exchange Offer is ex-tended by MBI and the Trust (in which case the term
                        "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Ex-change Offer--Expiration Date, Extensions, Amendments."

Conditions to the       The Exchange Offer is subject to certain conditions,
 Exchange.............  which may be waived by MBI and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securi-ties being tendered. See "The Exchange Offer--Condi-tions to the Exchange Offer."

                        MBI and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securi-ties tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securi-ties to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date, Extensions, Amend-ments."

Listing...............  Neither the Capital Securities nor the Subordinated
                        Debt Securities will be listed on a national securities exchange or quoted on an inter-dealer quotation service after the Exchange Offer.

Withdrawal Rights.....  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by deliver-ing a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures as set forth below under "The Exchange Of-fer--Withdrawal Rights."

Procedures for
 Tendering Old
 Capital Securities...
                        Tendering holders of Old Capital Securities must com-plete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Ex-change Agent, either with the Old Capital Securities to be tendered or in compliance with the specified proce-dures for guaranteed delivery of Old Capital Securi-ties. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to con-tact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capi-tal Securities."

                        Letters of Transmittal and certificates representing Old Capital Securities should not be sent to MBI or the Trust. Such documents should only be sent to the Ex-change Agent. Questions regarding how to tender and re-quests for information should be directed to the Ex-change Agent. See "The Exchange Offer--Exchange Agent."

Resales of New
 Capital Securities...
                        Based on interpretations by the staff of the Commis-sion, as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Trust as de-fined under Rule 405 of the Securities Act) who ex-change their Old Capital Securities for New Capital Se-curities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Cap-ital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securi-ties and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commis-sion has not considered the Exchange Offer in the con-text of a no-action letter, and there can be no assur-ance that the staff of the Commission would make a sim-ilar determination with respect to the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securi-ties, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making ac-tivities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Agent........  The exchange agent with respect to the Exchange Offer is The Chase Manhattan Bank (the "Exchange Agent"). The address, and telephone and facsimile numbers of the Ex-change Agent are set forth in "The Exchange Offer--Ex-change Agent" and in the Letter of Transmittal.

Use of Proceeds.......  Neither MBI nor the Trust will receive any cash pro-
                        ceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Considerations;
 ERISA Consideration..
                        Holders of Old Capital Securities should review the in-formation set forth under "United States Federal Income Taxation" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                             THE CAPITAL SECURITIES

Securities Offered....  $150,000,000 aggregate liquidation amount of New Capi-
                        tal Securities (liquidation amount $1,000 per Capital Security). The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Se-curities have been registered under the Securities Act and therefor are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for an increase in the Distribution rate thereon.

General...............  The Capital Securities represent undivided beneficial interests in the Trust's assets, which consist solely of the Subordinated Debt Securities. The Subordinated Debt Securities, in which the proceeds of the Trust Se-curities are invested, mature on February 1, 2027, un-less the Subordinated Debt Securities are redeemed by the Company prior to such maturity as described under "Description of the Capital Securities--Redemption."

Distributions.........  Holders of the Capital Securities will be entitled to receive cumulative cash Distributions at a variable an-nual rate equal to LIBOR plus 0.85% on the stated liq-uidation amount of $1,000 per Capital Security, accru-ing from the original date of issuance of the Old Capi-tal Securities, and (subject to the extension of dis-tribution payment periods described below) will be pay-able quarterly, in arrears, on the first day of Febru-ary, May, August and November of each year, commencing May 1, 1997. See "Description of the Capital Securi-ties--Distributions."

Option to Extend
 Interest Payment
 Period...............
                        The Company has the right, at any time, subject to cer-tain conditions, to defer payments of interest on the Subordinated Debt Securities for Extension Periods, each not exceeding 20 consecutive quarterly periods; provided that no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period on the Subordinated Debt Securities, distributions on the Capital Securities would be de-ferred but interest would continue to accrue during any such Extension Period to the extent permitted by law. In the event the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain excep-tions, (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee pay-ments (other than payments on the Guarantee and the Common Securities Guarantee (as defined herein)) with respect to the foregoing and (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Se-curities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain requirements. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period." Should an Extension Period occur with respect to the Capital Securities, holders of the Capital Securities will continue to recognize interest income at a vari-able annual rate equal to LIBOR plus 0.85%, compounded quarterly for United States federal income tax purposes notwithstanding the deferred receipt of payments which accrue during the Extension Period. As a result, such holders will be required to include such amounts in gross income for United States federal income tax pur-poses in advance of the receipt of cash, and such hold-ers will not receive the cash from the Trust related to such income if such holders dispose of the Capital Se-curities prior to the record date for payment of dis-tributions. See "United States Federal Income Taxa-tion--US Holders--Original Issue Discount."

Liquidation...........  The Company, as the holder of all of the Common Securi-
                        ties, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event), subject to certain conditions (including the receipt of prior ap-proval by the Federal Reserve if then required under applicable capital guidelines or policies of the Fed-eral Reserve), with the result that, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the Subordinated Debt Securities would be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective stated liquidation amounts thereof, in liquidation of the Trust. In addition, the Trust will be dissolved and liquidated under certain other circum-stances. See "Description of the Capital Securities-- Liquidation Distribution Upon Dissolution."

Liquidation Amount....  In the event of the voluntary or involuntary dissolu-
                        tion of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company) holders of the Capital Securities will be entitled to receive $1,000 per Capital Security plus an amount equal to accrued and unpaid distributions thereon to the date of payment, unless the Subordinated Debt Securities are distributed to holders of the Trust Securities in exchange therefor. If such liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distribu-tions upon any such liquidation pro rata with the hold-ers of the Capital Securities, except that if a Decla-ration Event of Default (as defined herein) has occurred and is con-tinuing, the Capital Securities shall have a priority over the Common Securities. See "Description of the Capital Securities--Liquidation Distribution Upon Dis-solution."

Maturity..............  Upon the repayment of the Subordinated Debt Securities at maturity, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities, upon the terms and con-ditions described herein. See "Description of the Capi-tal Securities--Redemption."

Optional Redemption...  The Company has the right to redeem the Subordinated
                        Debt Securities, in whole or in part, at any time or from time to time on or after February 1, 2007, at par, together with accrued and unpaid interest to the date of redemption, subject to the Company having received prior approval from the Federal Reserve if then re-quired under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Subor-dinated Debt Securities--Redemption." Upon the redemp-tion of the Subordinated Debt Securities, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities pro rata at the applicable Redemption Price, upon the terms and conditions described herein. See "Description of the Capital Securities--Redemption."

Tax Event or Capital
 Treatment Event
 Redemption...........
                        If at any time a Tax Event or a Capital Treatment Event should occur and be continuing, the Company may, within 90 days of the occurrence of such Tax Event or Capital Treatment Event, redeem the Subordinated Debt Securi-ties in whole or in part in certain circumstances de-scribed herein at a redemption price equal to par plus accrued and unpaid interest to the redemption date, subject to the Company having received prior approval from the Federal Reserve if then required under appli-cable capital guidelines or policies of the Federal Re-serve. Upon the redemption of the Subordinated Debt Se-curities, the proceeds of such redemption will be ap-plied by the Institutional Trustee to redeem a like amount of the Trust Securities on a pro rata basis, upon the terms and conditions described herein. See "Description of the Capital Securities--Redemption."

The Guarantee.........  The payment of Distributions out of moneys held by the
                        Trust, payments on liquidation of the Trust and payment upon the redemption of the Capital Securities are guar-anteed by the Company as described herein under "De-scription of the Guarantee." The Guarantee covers pay-ments of Distributions and other payments on the Capi-tal Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt Securities. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture (including its obligations to pay costs, ex-penses, debts and other liabilities of the Trust (other than with respect to the Trust Securities)), provides a full and unconditional guarantee on a subordinated ba-sis by the Company of amounts due on the Capital Secu-rities. The Company has also agreed separately to guar-antee the obligations of the Trust with respect to the Common Securities as described herein under "Descrip-tion of the Guarantee--General."

Ranking...............  The Common Securities will rank pari passu with, and payments thereon will be made pro rata with, the Capi-tal Securities, except that upon the occurrence and during the continuance of a Declaration Event of De-fault, the rights of the holders of the Common Securi-ties to receive payment of Distributions and payments upon liquidation, redemption or otherwise will be sub-ordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securi-ties--General." The Subordinated Debt Securities will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Compa-ny. See "Description of the Subordinated Debt Securi-ties." The Guarantee will constitute an unsecured obli-gation of the Company and will rank subordinate and ju-nior in right of payment to the extent and in the man-ner set forth in the Guarantee to all Senior Indebted-ness of the Company. The Company's obligations under the Guarantee and the Subordinated Debt Securities are also effectively subordinate to claims of creditors of the Company's subsidiaries. See "Description of the Guarantee."

Voting Rights.........  Holders of the Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exer-cise of the Trust's rights as the holder of the Subor-dinated Debt Securities. Holders of the Capital Securi-ties will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee ex-cept upon the occurrence of an Indenture Event of De-fault (as defined herein) described herein. See "De-scription of the Capital Securities--Voting Rights" and "Removal of Issuer Trustees; Appointment of Succes-sors."

Rating................  The Capital Securities are expected to be rated "BBB-"
                        by Standard & Poor's Ratings Services ("S&P") and "a3" by Moody's Investors Service, Inc. ("Moody's"). A secu-rity rating is not a recommendation to buy, sell or hold securities and may be subject to revision or with-drawal at any time by the assigning rating organiza-tion.

Use of Proceeds.......  Neither MBI nor the Trust will receive any cash pro-
                        ceeds from the issuance of the New Capital Securities offered hereby. MBI's proceeds from the sale of the Subordinated Debt Securities were added to the general funds of MBI and may be used to fund the proposed re-purchases of the shares of the Company's common stock (which are expected to be reissued by the Company in connection with the proposed consummation of the acqui-sition of Roosevelt) and the balance, if any, for gen-eral corporate purposes, including, without limitation, the reduction of indebtedness, investments in and ad-vances to subsidiaries and possible future acquisitions of bank and non-bank entities. Although the Company from time to time evaluates potential acquisitions, it currently has no understandings, commitments or agree-ments with respect to any acquisitions, except with re-spect to Mark Twain and Roosevelt. See "Recent Develop-ments."

Transfer                The Capital Securities have been, and will be, issued
 Restrictions.........  and will be transferable only in blocks having an ag-
                        gregate liquidation amount of not less than $100,000
                        (100 Capital Securities) and any integral multiple of $1,000 liquidation amount (1 Capital Security) in ex-cess thereof See "Description of the Capital Securi-ties--Restrictions on Transfer."

Absence of Market for
 the Capital
 Securities...........
                        The New Capital Securities will be a new issue of secu-rities for which there is currently no market. There can be no assurance as to the development or liquidity of any market for the Capital Securities.

  For additional information with respect to the Capital Securities, see "Description of the Capital Securities," "Description of the Subordinated Debt Securities," "Description of the Guarantee" and "United States Federal Income Taxation."

                                  RISK FACTORS

  Prospective investors should carefully consider the matters set forth under "Risk Factors."

                         MERCANTILE BANCORPORATION INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth for the years indicated certain summary historical consolidated financial information for MBI. The balance sheet data and income statement data of MBI included in the summary financial data as of and for the five years ended December 31, 1996 are taken from the audited consolidated financial statements of MBI as of the end of and for each such year. These data include all adjustments which are, in the opinion of the management of MBI, necessary to present a fair statement of these periods and are of a normal recurring nature. The table also sets forth pro forma combined consolidated financial information as of and for the year ended December 31, 1996 for MBI, reflecting such financial information as if the acquisitions of Mark Twain, Roosevelt and Regional Bancshares, Inc. ("Regional"), an Illinois corporation and bank holding company that was acquired by MBI on March 5, 1997, had occurred as of January 1, 1996. The following information should be read in conjunction with the supplemental consolidated financial statements of MBI, and the related notes thereto, included herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this Prospectus. See "Incorporation of Certain Information by Reference" and "Pro Forma Financial Information."

                           ALL ENTITIES
                                PRO
                          FORMA COMBINED
                          CONSOLIDATED AS
                          OF AND FOR THE
                            YEAR ENDED           AS OF OR FOR THE YEAR ENDED DECEMBER 31
                           DECEMBER 31,   ----------------------------------------------------------
                               1996          1996        1995        1994        1993        1992
                          --------------- ----------  ----------  ----------  ----------  ----------
PER COMMON SHARE DATA
Net income before
 extraordinary items(1).    $     2.14    $     3.10  $     3.74  $     3.19  $     2.79  $     2.41
Dividends declared......          1.64          1.64        1.32        1.12         .99         .93
Book value at period
 end....................         26.18         26.52       26.04       23.32       21.59       19.44
Average common shares
 outstanding
 (thousands)............        83,557        61,875      61,884      59,757      58,751      55,050
EARNINGS (THOUSANDS)
Interest income.........    $2,186,141    $1,325,381  $1,293,944  $1,118,069  $1,094,611  $1,139,807
Interest expense........     1,235,461       622,992     620,534     450,950     444,573     549,642
                            ----------    ----------  ----------  ----------  ----------  ----------
Net interest income.....       950,680       702,389     673,410     667,119     650,038     590,165
Provision for possible
 loan losses............        74,378        71,014      36,530      43,265      64,302      79,551
Other income............       300,906       295,968     273,653     236,561     245,589     224,456
Other expense...........       886,099       637,307     553,748     555,176     570,182     529,645
Income taxes............       112,122        98,089     124,109     113,165      96,074      69,681
                            ----------    ----------  ----------  ----------  ----------  ----------
Net income before
 extraordinary items....    $  178,987    $  191,947  $  232,676  $  192,074  $  165,069  $  135,744
                            ==========    ==========  ==========  ==========  ==========  ==========
ENDING BALANCE SHEET (MILLIONS)
Total assets............    $   30,352    $   18,987  $   17,928  $   16,724  $   16,293  $   16,033
Earning assets..........        27,700        17,137      16,264      15,427      14,980      14,678
Investment securities...         7,971         4,039       4,211       4,280       4,670       4,632
Loans and leases, net of
 unearned income........        19,374        12,773      11,731      10,904       9,809       9,570
Deposits................        22,825        14,820      13,714      12,865      13,243      13,260
Long-term debt..........         1,646           303         326         330         316         336
Shareholders' equity....         2,221         1,634       1,640       1,409       1,295       1,143
Reserve for possible
 loan losses............           257           197         202         216         206         199
SELECTED RATIOS
Return on average
 assets.................           .58%         1.06%       1.33%       1.17%       1.03%        .89%
Return on average
 equity.................          8.02         11.90       15.14       14.06       13.46       12.76
Net interest rate
 margin(2)..............          3.41          4.30        4.28        4.53        4.52        4.33
Equity to assets........          7.20          8.61        9.15        8.42        7.95        7.13
Reserve for possible
 loan losses to:
  Outstanding loans.....          1.33          1.54        1.72        1.98        2.10        2.08
  Non-performing loans..        304.87        313.02      245.18      583.17      290.02      154.17
Dividend payout ratio...         76.64         52.90       35.29       35.11       35.48       38.59

--------
(1) Based on weighted average common shares outstanding.
(2) Taxable-equivalent basis. Includes a pro forma 1996 tax-equivalent adjustment of $16,331,000, and actual tax equivalent adjustments of $15,142,000, $16,570,000, $16,616,000, $17,147,000 and $16,204,000 for
    1996, 1995, 1994, 1993 and 1992, respectively. These adjustments are based upon a Federal tax rate of 35% for all years except 1992, when a Federal tax rate of 34% was used.

                                  RISK FACTORS

  Prior to making an investment decision with respect to the New Capital Securities or tendering the Old Capital Securities in the Exchange Offer, prospective purchasers of the New Capital Securities and holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBT SECURITIES

  The obligations of the Company under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments, if any) or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. As of December 31, 1996, the Company had approximately $78 million of Senior Indebtedness. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Subordinated Debt Securities."

  Because the Company is a bank holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are also various legal limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

  The terms of the New Guarantee will be those set forth in the Old Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), under which The Chase Manhattan Bank is acting as trustee (the "Guarantee Trustee"). The Old Guarantee will be qualified under the Trust Indenture Act upon the effectiveness of the Exchange Offer Registration Statement with respect to the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

  The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor; (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of redemption, with respect to the Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the Distribution of the Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under "--Ranking of Subordinate Obligations Under the Guarantee and the Subordinated Debt Securities." The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of the Capital Securities of its right against the Company to enforce payments of principal and interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Capital Securities of such holder. See "Description of the Capital Securities," "Description of the Guarantee" and "Description of the Subordinated Debt Securities." The Declaration provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Declaration Event of Default with respect to the Trust occurs and is continuing, then the holders of the Capital Securities would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against such Institutional Trustee or any other person.

  Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against the Company a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Capital Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON CAPITAL SECURITIES

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 20 consecutive quarterly periods, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debt Securities. During each such Extension Period, quarterly Distributions on the Capital Securities would also be deferred (but would continue to accrue at a variable annual rate equal to LIBOR plus 0.85%, despite such deferral, with interest thereon compounded quarterly to the fullest extent permitted by law) by the Trust. In the event that the Company exercises this right to defer interest payments on the Subordinated Debt Securities, and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if the Company shall be in default with respect to the payment of its obligations under the Guarantee, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of the Company or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) in respect of the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

  During each Extension Period, if any, each holder of the Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation--US Holders-- Original Issue Discount."

  The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price, if any, of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

PROPOSED TAX LEGISLATION

  On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently proposed, the Proposed Legislation would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date of the Proposed Legislation as it is currently proposed, it is expected that if the Proposed Legislation were enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance that the Proposed Legislation, if enacted, will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities--Redemption" and "Description of the Subordinated Debt Securities--Proposed Tax Legislation."

REDEMPTION; DISTRIBUTION

  The Company, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event) to dissolve the Trust, and, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution." In certain circumstances described herein, the Company will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities redeemed by the Company on a pro rata basis. The exercise of such rights is subject to the Company having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Capital Securities-- Redemption;" and "--Liquidation Distribution Upon Dissolution."

  Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--US Holders--Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether in this Exchange Offer or in the secondary market, or the Subordinated Debt Securities that a holder of the Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase the Capital Securities offered hereby. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company's making payments on the Subordinated Debt Securities as and when required, and because holders of the Capital Securities may receive the Subordinated Debt Securities upon dissolution and liquidation of the Trust, prospective purchasers of the New Capital Securities and holders of the Old Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of the Company. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  The Indenture does not contain any provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

  Holders of the Capital Securities have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities. Holders of the Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default described herein. The Institutional Trustee and the holders of a majority of the Common Securities may amend the Declaration without the consent of the holders of the Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to be registered as an investment company under the 1940 Act (as defined herein), even if such action adversely affects the interests of such holders. See "Description of the Capital Securities--Voting Rights" and "--Removal of Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. MBI and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer.

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

  The Old Capital Securities provide that, if the Exchange Offer is not consummated within 150 days of the original issues of the Old Capital Securities, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum (to a maximum increase of 0.75%) commencing on the 151st day after the original issuance of the Old Capital Securities, until the Exchange Offer is consummated. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the interest rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of MBI or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of MBI, the New Capital Securities may trade at a discount. Neither the New Capital Securities nor the New Subordinated Debt Securities will be listed on a national securities exchange or quoted on an inter-dealer quotation service after the Exchange Offer.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of MBI or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Company, the Trust, the Institutional Trustee, the Indenture Trustee and the Exchange Agent are under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                         MERCANTILE BANCORPORATION INC.

  The Company is a registered bank holding company headquartered in St. Louis, Missouri and incorporated under the laws of the State of Missouri in 1970. At December 31, 1996, the Company, directly or through its subsidiaries, owned all of the capital stock of Mercantile Bank National Association, based in St. Louis, Missouri and 28 other commercial banks and one federally chartered thrift, all of which operate from 444 banking offices and 431 Fingertip Banking automated teller machines located throughout Missouri, Illinois, Iowa, Arkansas and eastern Kansas.

  The Company's services concentrate in three major lines of business-- consumer, corporate and trust and investment advisory services. The Company also operates non-banking subsidiaries that provide related financial services, including investment management, brokerage services and asset-based lending.

  The Company has two acquisition transactions currently pending; the proposed acquisitions of Mark Twain and Roosevelt, each of which is headquartered in St. Louis, Missouri. For further information regarding the pending acquisitions of Mark Twain and Roosevelt, see "Recent Developments."

  The Company is a legal entity separate and distinct from Mercantile Bank National Association and the Company's other Banking Subsidiaries and affiliates. Because the Company is a holding company, its rights and the rights of its creditors and shareholders, including the holders of its Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor having recognized claims against such subsidiary, in which case it will share in such subsidiary's assets along with other creditors.

  There are various legal and regulatory limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company. The approval of the OCC is required if total dividends declared by a national bank in any calendar year should exceed net profits for that year combined with its retained net profits for the preceding two years. Moreover, banks may not pay dividends in excess of their undivided profits. In determining whether and to what extent to pay dividends, each Banking Subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage requirements as well as policy statements of the federal regulatory agencies to the effect that, generally, banking organizations should pay dividends out of current operating earnings. The Company's state-chartered Banking Subsidiaries are subject to similar restrictions under their respective state laws. While the specific standards vary from state to state, the Company's Banking Subsidiaries are generally permitted to pay dividends only from net profits, and then, only after first deducting losses and credit write-offs. All of the applicable state statutes prohibit the payment of dividends if such a payment would impair capital. In addition there are numerous governmental requirements and regulations that affect the activities of the Company and its bank and non-bank subsidiaries. See the discussion in Part 1, Item 1 of the Company's Form 10-K for the year ended December 31, 1996 under the caption "Supervision and Regulation."

                              RECENT DEVELOPMENTS

  The Company reported, on a consolidated basis, net income of $191.9 million for the year ended December 31, 1996, compared with $232.7 million for 1995. As of December 31, 1996, the Company reported, on a consolidated basis, total assets of $19.0 billion, total deposits of $14.8 billion and shareholders' equity of $1.6 billion, compared with total assets of $17.9 billion, total deposits of $13.7 billion and shareholders' equity of $1.6 billion, as of December 31, 1995.

  During the fourth quarter of 1996, the Company announced the execution of definitive agreements to acquire Mark Twain, a Missouri corporation and a bank holding company, and Roosevelt, a Delaware corporation and a savings and loan holding company. The definitive agreement with respect to the Mark Twain transaction was executed on October 27, 1996 and the acquisition is expected to close in the second quarter of 1997. The definitive agreement with respect to the Roosevelt acquisition was dated December 23, 1996 and the transaction is expected to close during the third quarter of 1997. Each transaction is subject to prior approval of the shareholders of the companies to be acquired (and, in the case of Mark Twain, approval of the shareholders of the Company) and appropriate regulatory approvals.

  Mark Twain, which is headquartered in St. Louis, Missouri, owns four banks and operates from 41 banking offices in the St. Louis, Kansas City and Springfield, Missouri metropolitan areas, including locations in southeastern Illinois within the St. Louis metropolitan area and eastern Kansas in the Kansas City metropolitan area. As of December 31, 1996, Mark Twain reported, on a consolidated basis, total assets of $3.1 billion, total deposits of $2.6 billion and stockholders' equity of $312 million. Upon consummation of the transaction, the Company will issue approximately 17.2 million shares of its common stock as consideration in the acquisition. The Mark Twain acquisition will be accounted for as a pooling-of-interests.

  Roosevelt, with its executive offices in St. Louis, Missouri, owns Roosevelt Bank which operates from 81 locations in Missouri, Kansas and Illinois. As of December 31, 1996, Roosevelt reported, on a consolidated basis, total assets of $7.8 billion, total deposits of $5.3 billion and total stockholders' equity of $497 million. Upon consummation of the transaction, the Company will issue up to 13 million shares (net of up to 7 million reissued treasury shares) of its common stock at an exchange ratio of .4211 for each share of Roosevelt common stock, or $22.00 per share in cash, as consideration in the acquisition. The Roosevelt transaction will be accounted for as a purchase.

        PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

  The Company has completed or announced a number of acquisitions during the years covered by the pro forma financial statements that follow. Set forth below is a table which summarizes certain information with respect to such acquisitions:

                             DATE OF
                          CONSUMMATION                          CONSIDERATION
                           OR EXPECTED                        -------------------    ACCOUNTING
                          CONSUMMATION    ASSETS    DEPOSITS   CASH      SHARES        METHOD
                          ------------- ---------- ---------- -------  ----------    ----------
                                               (DOLLARS IN THOUSANDS)
ACQUISITIONS COMPLETED
----------------------
Today's Bancorp, Inc....   Nov. 7, 1996 $  501,418 $  432,104 $34,912   1,127,058     Purchase
First Financial
 Corporation of America.   Nov. 1, 1996     87,649     76,791   3,253     258,742     Purchase
Peoples State Bank......  Aug. 22, 1996     95,657     75,149      --     325,837     Purchase
Metro Savings Bank,
 F.S.B..................   Mar. 7, 1996     80,857     73,843       5     197,902     Purchase
Security Bank of Conway,
 F.S.B..................   Feb. 9, 1996    102,502     89,697       1     321,964     Purchase
Hawkeye Bancorporation..   Jan. 2, 1996  1,987,540  1,739,811      80   7,892,196     Pooling
First Sterling Bancorp,
 Inc....................   Jan. 2, 1996    167,610    147,588       1     521,417     Pooling(1)
Southwest Bancshares,
 Inc....................   Aug. 1, 1995    187,701    155,628       1     674,975     Pooling(1)
AmeriFirst
 Bancorporation, Inc....   Aug. 1, 1995    155,521    130,179       1     661,356     Pooling(1)
Plains Spirit Financial
 Corporation............   July 7, 1995    400,754    276,887   6,697   1,301,180     Purchase
TCBankshares, Inc.......    May 1, 1995  1,422,798  1,217,740      --   4,749,999(2)  Pooling
Central Mortgage
 Bancshares, Inc........    May 1, 1995    654,584    571,105       8   2,537,723     Pooling
UNSL Financial Corp.....   Jan. 3, 1995    508,346    380,716      11   1,578,107     Pooling
Wedge Bank..............   Jan. 3, 1995    195,716    152,865       1     969,954     Pooling(1)
ACQUISITIONS PENDING
--------------------
Regional Bancshares,
 Inc.*..................   Mar. 5, 1997    181,365    146,829  12,000     600,417     Purchase
Mark Twain Bancshares,
 Inc....................  2nd Qtr. 1997  3,133,265  2,594,912      --  17,200,000(3)  Pooling
Roosevelt Financial
 Group, Inc.............  3rd Qtr. 1997  7,796,412  5,347,071      (4)           (4)  Purchase

--------
(1) The historical financial statements of the Company were not restated for the acquisition due to the immateriality of the acquiree's financial condition and results of operations to those of the Company.
(2) In addition to the Company's common stock issued, the Company assumed, through an exchange, the outstanding, non-convertible preferred stock of TCBankshares, Inc. Such preferred stock was redeemed in the first quarter of 1996.
(3) Estimated shares to be issued in acquisition.
(4) The Company will deliver up to 13,000,000 shares of common stock at an exchange ratio of .4211 shares of the Company's common stock, or $22.00 in cash, for each share of Roosevelt common stock.
   *Although this acquisition was consummated on March 5, 1997, it is considered pending for purposes of the Pro Forma Combined Consolidated Financial Statements because it was consummated after December 31, 1996.

  The following unaudited pro forma combined consolidated balance sheet gives effect to the completed or pending acquisitions of Mark Twain, Roosevelt and Regional (collectively, the "Acquisitions"), as if each of the Acquisitions were consummated on December 31, 1996. The following pro forma combined consolidated income statements set forth the results of operations of the Company combined with the Acquisitions as if each such Acquisition had occurred as of the first day of each period presented.

  The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Consolidated Financial Statements and with the historical financial statements of the Company, Mark Twain and Roosevelt incorporated herein by reference. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the Acquisitions had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

                         MERCANTILE BANCORPORATION INC.

                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                                  (THOUSANDS)
                                  (UNAUDITED)

                                                                           ROOSEVELT,          ALL ENTITIES
                                                                          MARK TWAIN,           PRO FORMA
                              THE                                           REGIONAL             COMBINED
                          COMPANY(1)   ROOSEVELT   MARK TWAIN  REGIONAL  ADJUSTMENTS(2)        CONSOLIDATED
ASSETS                    -----------  ----------  ----------  --------  --------------        ------------
Cash and due from banks.  $ 1,223,911  $   48,642  $  150,926  $  5,988    $(355,250)(3)       $ 1,095,430
                                                                            (412,250)(4)
                                                                             467,500 (6)
                                                                             150,000 (7)
                                                                             (38,400)(8)
                                                                             (83,307)(10)
                                                                             (50,000)(12)
                                                                             (12,330)(13)
Due from banks--interest
 bearing................       91,616         --        4,387       --                              96,003
Federal funds sold and
 repurchase agreements..      234,212         --       23,500     1,230                            258,942
Investments in debt and
 equity securities
 Trading................          500         --       30,772       --                              31,272
 Available-for-sale.....    3,691,509   3,157,757     218,479    67,674                          7,135,419
 Held to maturity.......      346,566         --      458,164       --                             804,730
                          -----------  ----------  ----------  --------    ---------           -----------
   Total................    4,038,575   3,157,757     707,415    67,674          --              7,971,421
Loans and leases........   12,772,920   4,321,188   2,177,915   101,962                         19,373,985
Reserve for possible
 loan losses............     (196,627)    (22,719)    (33,745)   (1,789)      (2,500)(8)          (257,380)
                          -----------  ----------  ----------  --------    ---------           -----------
   Net loans and leases.   12,576,293   4,298,469   2,144,170   100,173       (2,500)           19,116,605
Other assets............      822,352     291,544     102,867     6,300      497,427 (4)         1,814,051
                                                                             574,573 (4)(15)
                                                                            (497,427)(5)
                                                                             311,624 (9)
                                                                            (311,624)(11)
                                                                              24,585 (13)
                                                                              16,415 (13)(15)
                                                                             (24,585)(14)
                          -----------  ----------  ----------  --------    ---------           -----------
   Total Assets.........  $18,986,959  $7,796,412  $3,133,265  $181,365    $ 254,451           $30,352,452
                          ===========  ==========  ==========  ========    =========           ===========

       See Notes to Pro Forma Combined Consolidated Financial Statements.

                         MERCANTILE BANCORPORATION INC.

                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                                  (THOUSANDS)
                                  (UNAUDITED)

                                                                        ROOSEVELT,     ALL ENTITIES
                                                                       MARK TWAIN,      PRO FORMA
                             THE                                         REGIONAL        COMBINED
                         COMPANY(1)   ROOSEVELT  MARK TWAIN  REGIONAL ADJUSTMENTS(2)   CONSOLIDATED
LIABILITIES              -----------  ---------- ----------  -------- --------------   ------------
Deposits
 Non-interest bearing... $ 2,584,340  $      --  $  498,431  $ 14,063    $(83,307)(10) $ 3,013,527
 Interest bearing.......  11,983,660   5,347,071  2,096,481   132,766                   19,559,978
 Foreign................     251,887         --         --        --                       251,887
                         -----------  ---------- ----------  --------    --------      -----------
   Total Deposits.......  14,819,887   5,347,071  2,594,912   146,829     (83,307)      22,825,392
Federal funds purchased
 and repurchase
 agreements.............   1,589,261       3,095    185,751     8,000                    1,786,107
Other borrowings........     676,207   1,837,756      9,876       --      467,500 (6)    3,141,339
                                                                          150,000 (7)
Other liabilities.......     267,577     111,063     31,102     1,951     (14,724)(8)      378,969
                                                                          (18,000)(12)
                         -----------  ---------- ----------  --------    --------      -----------
   Total Liabilities....  17,352,932   7,298,985  2,821,641   156,780     501,469       28,131,807
SHAREHOLDERS' EQUITY
Preferred stock.........         --           13        --        --          (13)(5)          --
Common stock............     316,663         442     21,394       253      30,000 (4)      427,798
                                                                             (442)(5)
                                                                           81,135 (9)
                                                                          (21,394)(11)
                                                                             (253)(14)
Capital surplus.........     228,151     298,283     75,492     2,907     274,500 (4)      458,122
                                                                         (298,283)(5)
                                                                          (46,462)(9)
                                                                          (75,492)(11)
                                                                            1,933 (13)
                                                                           (2,907)(14)
Retained earnings.......   1,173,414     198,689    227,375    21,425    (198,689)(5)    1,342,613
                                                                          (26,176)(8)
                                                                          227,375 (9)
                                                                         (227,375)(11)
                                                                          (32,000)(12)
                                                                          (21,425)(14)
Treasury stock..........     (84,201)        --     (12,637)      --     (355,250)(3)       (7,888)
                                                                          355,250 (4)
                                                                           49,576 (9)
                                                                           12,637 (11)
                                                                           26,737 (13)
                         -----------  ---------- ----------  --------    --------      -----------
   Total Shareholders'
    Equity..............   1,634,027     497,427    311,624    24,585    (247,018)       2,220,645
                         -----------  ---------- ----------  --------    --------      -----------
   Total Liabilities and
    Shareholders'
    Equity.............. $18,986,959  $7,796,412 $3,133,265  $181,365    $254,451      $30,352,452
                         ===========  ========== ==========  ========    ========      ===========

       See Notes to Pro Forma Combined Consolidated Financial Statements.

                         MERCANTILE BANCORPORATION INC.

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                     ROOSEVELT,      ALL ENTITIES
                                                                    MARK TWAIN,       PRO FORMA
                            THE                   MARK                REGIONAL         COMBINED
                         COMPANY(1)  ROOSEVELT   TWAIN   REGIONAL  ADJUSTMENTS(2)    CONSOLIDATED
                         ----------  ---------  -------- --------  --------------    ------------
Interest income......... $1,325,381  $640,311   $229,641 $13,135     $  (7,500)(17)   $2,186,141
                                                                       (10,395)(18)
                                                                        (2,479)(16)
                                                                        (1,953)(19)
Interest expense........    622,992   462,724    101,920   6,519        31,556 (6)     1,235,461
                                                                         9,750 (7)
                         ----------  --------   -------- -------     ---------        ----------
   Net interest income..    702,389   177,587    127,721   6,616       (63,633)          950,680
Provision for possible
 loan losses............     71,014     1,262      2,002     100                          74,378
                         ----------  --------   -------- -------     ---------        ----------
   Net Interest Income
    after provision for
    Possible Loan
    Losses..............    631,375   176,325    125,719   6,516       (63,633)          876,302
Other Income
 Trust..................     79,413       --       7,206     208                          86,827
 Service charges........     80,660    17,157      8,256     344                         106,417
 Credit card fees.......     27,007       --         955     --                           27,962
 Net loss from
  financial
  instruments...........        --    (76,634)       --      --                          (76,634)
 Securities gains
  (losses)..............       (317)      --         234     (11)                            (94)
 Other..................    109,205    23,510     23,156     557                         156,428
                         ----------  --------   -------- -------     ---------        ----------
   Total Other Income...    295,968   (35,967)    39,807   1,098                         300,906
Other Expense
 Salaries and employee
  benefits..............    315,620    42,304     49,706   2,074                         409,704
 Net occupancy and
  equipment.............     91,079    18,081     12,492     535                         122,187
 Other..................    230,608    63,024     19,614   1,563        38,305 (15)      354,208
                                                                         1,094 (15)
                         ----------  --------   -------- -------     ---------        ----------
   Total Other Expense..    637,307   123,409     81,812   4,172        39,399           886,099
                         ----------  --------   -------- -------     ---------        ----------
   Income (Loss) Before
    Income Taxes........    290,036    16,949     83,714   3,442      (103,032)          291,109
Income Taxes............     98,089     5,835     30,446     659       (21,312)(2)       112,122
                                                                          (892)(2)
                                                                          (703)(2)
                         ----------  --------   -------- -------     ---------        ----------
   Net Income Before
    Extraordinary Items. $  191,947  $ 11,114   $ 53,268 $ 2,783     $ (80,125)       $  178,987
                         ==========  ========   ======== =======     =========        ==========
Per Share Data
 Average Common Shares
  Outstanding........... 61,874,882                                                   83,557,359(21)
 Net Income Before
  Extraordinary Items...      $3.10                                                        $2.14


       See Notes to Pro Forma Combined Consolidated Financial Statements.

                        MERCANTILE BANCORPORATION INC.

   NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

 (1) Represents the Company's restated historical consolidated financial statements reflecting the acquisition of Hawkeye Bancorporation, effective January 2, 1996. Such acquisition was accounted for as a pooling-of-interests. The acquisition of First Sterling Bancorp, Inc. ("Sterling"), also consummated on January 2, 1996, was accounted for as a pooling-of-interests; however, due to the immateriality of the financial condition and results of operations of Sterling to that of the Company, the Company did not restate its historical financial statements to reflect the acquisition of Sterling. Therefore, Sterling is included in these pro forma financial statements only from its acquisition date forward. Each of Security Bank of Conway, F.S.B., Metro Savings Bank, F.S.B., Peoples State Bank, First Financial Corporation of America and TODAY's Bancorp., Inc., which was acquired during 1996 and accounted for as purchases, is included in these pro forma financial statements only from its acquisition date forward. The full impact of these acquisitions is immaterial to the pro forma combined consolidated financial statements.
 (2) The acquisition of Mark Twain will be accounted for as a pooling-of-interests. The acquisitions of Roosevelt and Regional will be accounted for as purchase transactions. Purchase accounting adjustments offset each other or are believed to be immaterial at this time to the pro forma consolidated financial condition and results of operations of the Company. Included herein are the amortization of goodwill over a 15-year period (see footnote 15 below), the lost interest income/interest expense on the cash consideration (for Roosevelt and Regional) and stock buybacks. Goodwill is considered non-tax deductible. The balance sheet impact of goodwill amortization and lost interest income is ignored due to immateriality. The income tax benefit associated with taxable income statement adjustments is computed at an effective tax rate of 36%.
 (3) In conjunction with the proposed acquisition of Mark Twain, the Company plans to deliver 986,091 shares of the Company's common stock previously acquired in the open market at an average price per share of $50.275. In conjunction with the acquisition of Regional, the Company repurchased 600,418 shares of the Company's common stock in the open market at an average price per share of $44.53. In conjunction with the proposed acquisition of Roosevelt, the Company plans to repurchase 7,000,000 shares of the Company's common stock in the open market. The assumed repurchase price per share is $50.75, the closing price of the Company's common stock on December 20, 1996, the last business date before the announcement of the reorganization agreement between the Company and Roosevelt.
 (4) Purchase entry of Roosevelt with assumed consideration consisting of 7,000,000 reissued treasury shares at $50.75 per share, 6,000,000 shares of the Company's issued common stock and $412,250,000 in cash. The closing price for the Company's common stock on December 20, 1996, the business date preceding the announcement of the reorganization agreement between the Company and Roosevelt, was $50.75. The pro forma financial statements assume that all Roosevelt preferred shares are converted to common shares prior to the acquisition by the Company of Roosevelt. Roosevelt completed three acquisitions in the fourth quarter of 1996. Roosevelt acquired Community Charter Corporation, a commercial bank holding company, Mutual Bancompany, Inc., the parent company of Mutual Savings Bank, and Sentinel Financial Corporation, a thrift holding company. The impact of these acquisitions is immaterial to the pro forma combined consolidated financial statements.
 (5) Elimination of the Company's investment in Roosevelt.
 (6) Proposed senior and subordinated debt of $467,500,000 to be issued. This amount was determined based upon present cash levels of the Company and estimated outflows associated with cash payments to Roosevelt shareholders and with treasury share repurchases. Therefore, significantly all of the proposed senior and subordinated debt will be used to finance the acquisition of Roosevelt. The assumed interest rate on such subordinated debt is 6.75%.
 (7) Issuance of $150,000,000 of Subordinated Debt Securities. The Subordinated Debt Securities are issued at a floating rate equal to the three-month LIBOR plus 85 basis points. The average rate assumed in calculating the expense for the pro forma combined consolidated financial statements is 6.5%.

 (8) Balance sheet impact of adjustments related to the merger with Roosevelt (see footnote 20 below). These adjustments, excluding the reserve for possible loan losses entry, will be initially recorded as a credit to accrued liabilities. Because they will be paid out in cash over an estimated 18-month period following the merger with Roosevelt, the Pro Forma Combined Consolidated Financial Statements reflect the cash outlay. An income tax benefit at an effective tax rate of 36% is included in this adjustment.
 (9) Acquisition of Mark Twain with 17,213,114 shares of the Company's issued common stock, including 986,091 reissued treasury shares, based on the exchange ratio of .952 shares of the Company's common stock per share of Mark Twain common stock. The number of shares of the Company's common stock, which represents the aggregate number of shares to be issued in the merger with Mark Twain, was calculated as follows:

      Shares of Mark Twain common stock outstanding at March 10,
       1997.........................................................  16,825,778
      Escrowed shares for First City Bancshares, Inc. (see
       discussion in next paragraph)................................      25,011
      Maximum number of shares of Mark Twain common stock which
       could be issued pursuant to Mark Twain's stock option plans and Mark Twain's 7% convertible subordinated capital notes
       due 1999.....................................................   1,230,213
                                                                      ----------
      Maximum number of shares of Mark Twain common stock to be
       cancelled....................................................  18,081,002
      Exchange ratio................................................  X     .952
                                                                      ----------
      Aggregate number of shares of the Company's common stock to be issued.......................................................  17,213,114
                                                                      ==========

   Mark Twain acquired First City Bancshares, Inc. in December 1996 in an acquisition accounted for as a purchase. First City Bancshares, Inc. is included in these pro forma financial statements only from its acquisition date forward. The full impact of this acquisition is immaterial to the Pro Forma Combined Consolidated Financial Statements. Mark Twain acquired Northland Bancshares, Inc., owner of First National Bank of Platte County, in September 1996 in an acquisition accounted for as a pooling-of-interests. However, due to the immateriality of the financial condition and results of operations of Northland Bancshares, Inc. to that of Mark Twain, Mark Twain did not restate its historical financial statements to reflect this acquisition. The full impact of the acquisition of Northland Bancshares, Inc. is immaterial to the Pro Forma Combined Consolidated Financial Statements.
(10) Elimination of non-interest bearing deposit balance of Mark Twain subsidiary bank with the Company's subsidiary bank.
(11) Elimination of the Company's investment in Mark Twain.
(12) Balance sheet impact of adjustment related to the acquisition of Mark Twain (see footnote 20 below). These adjustments will be initially recorded as a credit to accrued liabilities. Because they will be paid out in cash within an 18-month period following the acquisition of Mark Twain, the Pro Forma Combined Consolidated Financial Statements reflect the cash outlay. An income tax benefit at an effective tax rate of 36% is included in this adjustment.
(13) Purchase entry of Regional with assumed consideration totaling 600,418 reissued treasury shares at $47.75 per share and $12,330,000 in cash. The closing price for the Company's common stock on August 23, 1996 (the date of the execution of the merger agreement with Regional) was $47.75.
(14) Elimination of the Company's investment in the Acquisitions.
(15) The pro forma excess of cost over fair value of net assets acquired was $574,573,000 and $16,415,000 as of December 31, 1996 for Roosevelt and Regional, respectively. The annual amount of goodwill amortization given that goodwill is amortized over a 15-year period is $38,505,000 for Roosevelt and $1,094,000 for Regional.
(16) Interest income foregone as the result of the Company repurchasing 986,091 treasury shares in conjunction with the acquisition of Mark Twain by the Company. The assumed interest rate is 5%, which represent the approximate rate the Company receives on overnight funds.
(17) To partially finance the Roosevelt acquisition, it is estimated that $150,000,000 in short-term earning assets will be liquidated. The assumed rate is 5%.
(18) Interest income foregone if Roosevelt repurchases 7,000,000 of its shares in the open market prior to its acquisition by the Company at a per share price of $22. The assumed rate is 6.75%, which is the same rate indicated in footnote 6 for senior and subordinated debt.

(19) Interest income foregone as the result of the Company repurchasing 600,418 treasury shares in conjunction with the acquisition of Regional by the Company. The assumed interest rate is 5%.
(20) Upon consummation of the merger with Mark Twain, the Company expects to record certain adjustments related to such merger at an approximate pre-tax total of between $40 and $50 million. Upon consummation of the acquisition of Roosevelt, the Company expects to record certain adjustments to conform accounting and credit policies regarding loan and other asset valuations with those of the Company. The pre-tax adjustment for Roosevelt is expected to total between $38 million and $45 million. The Roosevelt and Mark Twain pre-tax adjustments are estimated as follows:

                                                           ROOSEVELT MARK TWAIN
                                                           --------- ----------
                                                               (DOLLARS IN
                                                                THOUSANDS)
      Transition and duplicative costs related to system
       standardization and signage.......................   $ 8,000   $10,000
      Provision for possible loan losses.................     2,500       --
      Valuation of other real estate for accelerated
       disposition.......................................     3,100       --
      Accruals for severance and change of control
       payments..........................................     6,600    13,000
      Write-downs to fair value of branches and equipment
       to be disposed of.................................     8,500     9,000
      Investment banking, legal and accounting fees......     8,800     7,000
      Environmental exposure.............................     3,400     1,000
                                                            -------   -------
         Total...........................................   $40,900   $40,000
                                                            =======   =======

  The Mark Twain and Roosevelt adjustments are the Company's estimates based upon prior acquisitions, where amounts required to standardize systems and standardize procedures and accruals for severance and employee change of control contracts and the write down of fixed assets approximated 60 basis points of total assets. For the Mark Twain acquisition, approximately $11 million was added for professional fees, and, as the transaction is entirely in-market, additional charges for branch closings and severance payments are expected to exceed the base 60 basis point estimate. As Roosevelt's asset base is three times that of Mark Twain and includes a significant investment portfolio, no additional amount was deemed necessary.

(21) The computation of year-to-date average shares for the year ended December 31, 1996 is as follows:

      Reported by the Company for the year ended December
       31, 1996..........................................             61,874,882
      Reported by Mark Twain for the year ended December
       31, 1996..........................................  16,473,190
      Exchange Ratio.....................................  X     .952
                                                           ----------
                                                                      15,682,477
      Shares of the Company's common stock to be issued
       in the Roosevelt acquisition, net of treasury
       shares............................................              6,000,000
                                                                      ----------
      All Entities Pro Forma Combined Consolidated.......             83,557,359
                                                                      ==========

                                 CAPITALIZATION

  The following table sets forth the unaudited consolidated capitalization of the Company and its subsidiaries as of December 31, 1996, and "as adjusted" to reflect, on a pro forma basis as of such date, (i) the application of the net proceeds from the sale of the Old Capital Securities and (ii) the application of the net proceeds from the sale of the Old Capital Securities and the consummation of the Acquisitions.

                                                   DECEMBER 31, 1996
                                         ---------------------------------------
                                                         AS      AS ADJUSTED AND
                                           ACTUAL     ADJUSTED    ACQUISITIONS
                                         ----------  ----------  ---------------
                                                (DOLLARS IN THOUSANDS)
Long-Term Debt.......................... $  302,795  $  452,795    $1,646,331
                                         ----------  ----------    ----------
Shareholders' Equity:
  Preferred Stock                               --          --            --
  Common Stock..........................    316,663     316,663       427,798
  Capital Surplus.......................    228,151     228,151       458,122
  Retained Earnings.....................  1,173,414   1,173,414     1,342,613
  Treasury Stock, at Cost...............    (84,201)    (84,201)       (7,888)
                                         ----------  ----------    ----------
    Total Shareholders' Equity..........  1,634,027   1,634,027     2,220,645
                                         ----------  ----------    ----------
    Total Capitalization................ $1,936,822  $2,086,822    $3,866,976
                                         ==========  ==========    ==========

                              ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a component of long-term debt. The Company will record Distributions payable on the Capital Securities as interest expense in its consolidated statement of income.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                     YEAR ENDED DECEMBER 31,
                                                  -----------------------------
                                                  1996  1995  1994  1993  1992
                                                  ----- ----- ----- ----- -----
                                                     (DOLLARS IN THOUSANDS)
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends(1)....................
Excluding Interest on Deposits................... 3.39x 3.57x 4.35x 5.02x 3.99x
Including Interest on Deposits................... 1.46x 1.56x 1.65x 1.57x 1.36x

--------
(1) For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings before income taxes plus interest and one-third of rental expense. Fixed charges, excluding interest on deposits, consists of interest on indebtedness and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consists of the foregoing items plus interest on deposits.

                                USE OF PROCEEDS

  Neither MBI nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled. The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $147.0 million (after payment of the expenses of the offering and the Initial Purchasers' compensation). All of the net proceeds from the sale of the Capital Securities were invested by the Trust in the Old Subordinated Debt Securities. The Company intends to use the net proceeds from the sale of the Old Subordinated Debt Securities to fund the proposed repurchases of the shares of the Company's common stock (which are expected to be reissued by the Company in connection with the proposed consummation of the acquisition of Roosevelt) and the balance, if any, for general corporate purposes, including, without limitation, the reduction of indebtedness, investments in and advances to subsidiaries and possible future acquisitions of bank and non-bank subsidiaries. Although the Company from time to time evaluates potential acquisitions, it currently has no understandings, commitments or agreements with respect to any acquisitions, except with respect to Mark Twain and Roosevelt. See "Recent Developments." Pending such application, the net proceeds were invested in short-term investment grade obligations.

                           MERCANTILE CAPITAL TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the Initial Declaration (as such Initial Declaration was amended and restated, the "Declaration") and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on January 28, 1997. The Trust's business and affairs are conducted by its trustees. Pursuant to the Declaration, at least one trustee of the Trust is required to be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee") and at least one trustee is required to be a financial institution that is unaffiliated with the Company and is eligible and acts as property trustee and as indenture trustee pursuant to the terms set forth therein (the "Institutional Trustee" and together with the Delaware Trustee, the "Issuer Trustees"). The Chase Manhattan Bank is initially serving as Institutional Trustee and Chase Manhattan Bank Delaware is initially serving as Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority of the Common Securities, are acting as administrators with respect to the Trust (the "Administrators"). The Administrators were selected by the holders of a majority of the Common Securities. See "Description of the Capital Securities--Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto, which may include engaging in the Exchange Offer. All of the Common Securities of the Trust are and will continue to be directly or indirectly owned by the Company. The Common Securities of the Trust rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of the Trust except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to payment from the Trust in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Trust has a term of approximately 55 years, but may earlier dissolve as provided in the Declaration. The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust.

  The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities issued by the Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Holders of the Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default. See "Description of the Capital Securities--Voting Rights" and "Removal of Trustees; Appointment of Successors." The Company, as borrower under the Indenture, has covenanted to pay all costs, expenses, debts and other obligations related to the Trust (other than in respect of the Trust Securities). See "Description of the Subordinated Debt Securities--Miscellaneous." The rights of the holders of the Capital Securities of the Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, MBI and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which MBI and the Trust agreed to file and to use their best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of MBI and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide, under certain circumstances, for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by July 4, 1997, the Distribution rate borne by the Old Capital Securities commencing on July 5, 1997, will increase by 0.25% per annum (to a maximum increase of 0.75%) until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company ("DTC") whose name appears on a security position listing as a holder of Old Capital Securities (which, for purposes of the Exchange Offer, include beneficial interests in the Old Capital Securities, held by direct or indirect participants in The Depository Trust Company and Old Capital Securities held in definitive form).

  Pursuant to the Exchange Offer, MBI will exchange as soon as practicable after the date hereof the Old Guarantee for the New Guarantee and all of the Old Subordinated Debt Securities, of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debt Securities. The New Guarantee and New Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $150,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. MBI will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF MBI NOR ANY OF THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on
               , 1997 unless the Exchange Offer is extended by MBI and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  MBI and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if MBI and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights", and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by MBI and the Trust to constitute a material change, or if MBI and the Trust waive a material condition of the Exchange Offer, MBI and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and MBI and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which MBI and the Trust may choose to make any public announcement and subject to applicable laws, MBI and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, either (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at the address set forth under "--Exchange Agent," on or prior to the Expiration Date and (a) tendered Old Capital Securities must be received by the Exchange Agent, or (b) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

  Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of
(a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

    (iii) the certificates (or book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Trust reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Trust, be unlawful. The Trust also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Trust, any affiliates or assigns of the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, evidence satisfactory to the Trust, in its sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Trust, any affiliates or assigns of the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities that have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after February 4, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, MBI and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of MBI or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in MBI's and the Trust's judgment, would reasonably be expected to impair the ability of MBI and the Trust to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in MBI's and the Trust's judgment, would reasonably be expected to impair the ability of MBI and the Trust to proceed with the Exchange Offer;

    (d) a banking moratorium shall have been declared by United States federal or any state banking authorities which, in MBI's and the Trust's judgment, would reasonably be expected to impair the ability of MBI and the Trust to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by Order of the Commission or any other governmental authority which, in MBI's and the Trust's judgment, would reasonably be expected to impair the ability of MBI and the Trust to proceed with the Exchange Offer;

    (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of MBI or the Trust, threatened for that purpose or that any governmental approval has not been obtained, which approval MBI and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (g) any change, or any development involving a prospective change, in the business or financial affairs of MBI and the Trust or any of their subsidiaries have occurred which, in the sole judgment of MBI and the Trust, might materially impair the ability of MBI and the Trust to proceed with the Exchange Offer.

  If MBI and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exist or has not been satisfied, MBI and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, MBI and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and MBI and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

  The Chase Manhattan Bank
  Global Trust Services
  450 West 33rd Street, 15th Floor
  New York, New York 10001
  Attention: Ronald J. Halleran

  Telephone: (212) 946-3068
  Facsimile: (212) 946-8158

Delivery to other than the above address or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

  MBI has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. MBI will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither MBI nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE CAPITAL SECURITIES

  The Old Capital Securities were issued and the New Capital Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee, The Chase Manhattan Bank, is trustee for the Capital Securities under the Declaration. The terms of the Capital Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Trust Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which may be obtained from the Company or the Trust), the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities and the Exchange Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds legal title to the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee is held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of Distributions in respect of the Capital Securities to the extent the Trust does not have available funds to pay Distributions. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in liquidation amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

  Distributions on each Capital Security are payable in U.S. dollars at a variable annual rate equal to LIBOR plus 0.85% (which is the same rate payable on the Subordinated Debt Securities) on the stated liquidation amount of $1,000 per Capital Security, compounded quarterly to the extent permitted by law. The term "Distribution" as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve, 30-day months.

  Distributions on the Capital Securities are cumulative, accrue from the date of original issuance of the Old Capital Securities, and are payable (subject to extension of distribution payment periods as described herein) quarterly in arrears on the first day of February, May, August and November of each year (each, a "Distribution Payment Date"), commencing May 1, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time, subject to the conditions described below, although such interest will continue to accrue on the Subordinated Debt Securities at a variable annual rate of LIBOR plus 0.85%, compounded quarterly to the extent permitted by law during any Extension Period. If such right is exercised, quarterly Distributions on the Capital Securities will also be deferred (though such distributions will continue to accrue at the variable annual rate equal to LIBOR plus 0.85%, compounded quarterly to the extent permitted by law), during any Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 20 consecutive quarterly periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while the Company is in default on the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire the capital stock or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period in respect of the Subordinated Debt Securities, the Company may further extend the interest payment period; provided that each such Extension Period in respect of the Subordinated Debt Securities, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period in respect of the Subordinated Debt Securities and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities--Interest" "--Option to Extend Interest Payment Period" and "-- Certain Covenants." If Distributions are deferred, the Distributions due on such Capital Securities will be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

  Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of Distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company." At any time when the Capital Securities are not held solely in book-entry only form, the Administrators shall select record dates, which shall be 15 days prior to the relevant payment date. In the event that any date on which Distributions are to be made on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) and St. Louis (in the State of Missouri) are permitted or required by any applicable law to close.

REDEMPTION

  The Subordinated Debt Securities will mature on February 1, 2027. The Subordinated Debt Securities may be redeemed by the Company, in whole or in part, at any time and from time to time on or after February 1, 2007, at par, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Subordinated Debt Securities may be redeemed by the Company at any time, in whole or in part, in certain circumstances described herein upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, at par, together with accrued and unpaid interest thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice to holders of such Subordinated Debt Securities. In each case, the right of the Company to redeem the Subordinated Debt Securities is subject to the Company having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

  Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis at the applicable Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities--Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "--Book-Entry Only Issuance--The Depository Trust Company."

  "Tax Event" means the receipt by the Institutional Trustee of an opinion of a nationally recognized independent tax counsel to the Company experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (ii) any portion of interest payable by the Company to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

  "Capital Treatment Event" means the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of original issuance of the Capital Securities, the Company will not be entitled to treat the Capital Securities or the Subordinated Debt Securities, if the Subordinated Debt Securities were to be distributed following the occurrence of a Tax Event as described in the proviso to this paragraph, as "Tier 1 Capital" (or the equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company; provided, however, that the distribution of the Subordinated Debt Securities in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all such Capital Securities for all quarterly Distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of the Capital Securities (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, provided that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." With respect to the Capital Securities that are Certificated Securities (as defined herein), provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue on the Capital Securities and all rights of holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of the Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Capital Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed on a pro rata basis in accordance with the procedures of DTC as described under "--Book-Entry Only Issuance--The Depository Trust Company."

  In the event of any redemption of the Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security (as defined herein) during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided that the acquiror is not the holder of the Common Securities or the obligor under the Subordinated Debt Securities, the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), Distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, the Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for the Trust Securities. Upon any Liquidation in which the Subordinated Debt Securities are distributed, if at the time of such Liquidation the Capital Securities are rated by at least one nationally recognized statistical rating organization, the Company will use its best efforts to obtain from at least one nationally recognized statistical rating organization a rating for the Subordinated Debt Securities.

  The Company, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or Capital Treatment Event), subject to the receipt by the Company of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

  Pursuant to the Declaration, the Trust shall dissolve on the first to occur of (i) February 1, 2052, the expiration of the term of the Trust, (ii) the bankruptcy of the Company, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to the Trust, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution to the holders of the Trust Securities of the Subordinated Debt Securities, upon exercise of the right of the holder of all of the outstanding Common Securities of the Trust to dissolve the Trust as described above, (v) the entry of a decree of judicial dissolution of the Company or the Trust, or (vi) the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

  If a Liquidation occurs as described in clause (i), (ii), (iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Institutional Trustee as expeditiously as such Institutional Trustee determines to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, the Subordinated Debt Securities, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause (iv) above shall occur only if the Institutional Trustee determines that such Liquidation is possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, the Subordinated Debt Securities, and such distribution occurs.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the holders of the Trust Securities on a pro rata basis. The holders of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Liquidation pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

  After the date for any distribution of the Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Certificate (as defined herein) or Certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing the Capital Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may acquire, whether pursuant to the Exchange Offer made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Capital Securities offered hereby.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture in respect of the Subordinated Debt Securities (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Capital Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

  Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

  Except as described below, under the Trust Act and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of the Guarantee-- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

  Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities of the Trust to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a simple majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date) then a holder of record of the Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless
(x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of interest or principal of on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of the Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of the Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

  The procedures by which holders of the Capital Securities issued in book-entry form may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company" below.

REMOVAL OF INSTITUTIONAL TRUSTEES; APPOINTMENT OF SUCCESSORS

  If an Indenture Event of Default has occurred and is continuing, an Institutional Trustee may be removed and its successor appointed by the holders of at least a majority in liquidation amount of Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Institutional Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended from time to time by the Institutional Trustee and the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of the Company; (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") (including, without limitation, to conform to any change in Rule 3a-5, Rule 3a-7 or any other applicable rule under the 1940 Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority), which amendment does not have a material adverse effect on the right, preferences or privileges of the holders of the Capital Securities; and (v) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) and (v) hereof shall adversely affect the powers, preferences or special rights of the holders of such Capital Securities so long as they remain outstanding.

  In addition, the Declaration may be modified and amended if approved by the Institutional Trustee and the holders of a majority of the Common Securities (and in certain circumstances the Delaware Trustee), provided that, if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or (ii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

  Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of the Capital Securities to receive payments of Distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise described in "--Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Institutional Trustee and without the consent of the Delaware Trustee or the holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as the Trust Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Subordinated Debt Securities, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, the Indenture Trustee will be required pursuant to the Indenture to exchange for Subordinated Debt Securities, as part of the Exchange Offer, Exchange Securities that will have terms identical in all material respects to the Subordinated Debt Securities except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances. See "--Exchange Offer; Registration Rights."

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the "Global Certificates") will be issued, representing, in the aggregate, the New Capital Securities, and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of the Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased the Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

  To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of the Capital Securities (including the presentation of the Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interest in the Global Certificates is credited and only in respect of such portion of the aggregate liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

  Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of the Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Institutional Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, the Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believes to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

  The Capital Securities will be issued and may be transferred only in blocks having a stated liquidation amount of not less that $100,000 (100 Capital Securities). Any such transfer of the Capital Securities in a block having a stated liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to, the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities in non-book entry form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The Chase Manhattan Bank. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee, the Administrators and the Company. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

  The Institutional Trustee will act as registrar and transfer agent for the Capital Securities of the Trust.

  Registration of transfers or exchanges of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of the Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of the Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

  Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting in or accordance with such instructions.

  The Company and certain of its affiliates maintain a banking relationship with the Institutional Trustee and its affiliates.

GOVERNING LAW

  The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

  The Administrators, the holders of a majority of the Common Securities and the Institutional Trustee are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. The Company has agreed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Institutional Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law or the Declaration, that the Institutional Trustee and such holders of the Common Securities determine in their discretion to be necessary or desirable to achieve such end, even if such action adversely affects the interests of the holders of the Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

  The Old Guarantee was executed and delivered by the Company with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee. The Old Guarantee will be of no force and effect after such exchange. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities, the Old Capital Securities and the Common Securities.

GENERAL

  Pursuant to the Guarantee, the Company has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to the Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid Distributions which are required to be paid on the Capital Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust; and (iii) upon Liquidation of the Trust (other than in connection with the distribution of the Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee does not apply to any payment of Distributions except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt Securities purchased by the Trust. See "Description of the Subordinated Debt Securities--Certain Covenants." The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

  Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against the Company, rather than having to proceed against the Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of a Declaration Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by the Company on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

CERTAIN COVENANTS OF THE COMPANY UNDER THE GUARANTEE

  In the Guarantee, the Company covenants that, so long as any Capital Securities remain outstanding, if the Company shall be in default under the Guarantee or there shall have occurred and be continuing any event that would constitute a Declaration Event of Default, under the Declaration, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

  The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debt Securities to the holders of the Capital Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under such the Capital Securities or the Guarantee.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, the Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

  The Company's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and are also effectively subordinated to claims of creditors of the Company's subsidiaries. The terms of the Capital Securities provide that each holder of the Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness of the Company, under any indenture that the Company may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its affiliates maintain a banking relationship with the Guarantee Trustee and its affiliates.

GOVERNING LAW

  The Guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of February 4, 1997, as supplemented by the Supplemental Indenture dated April 22, 1997 (the "Base Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture dated as of February 4, 1997 (the Base Indenture, as so supplemented, is herein referred to as the "Indenture"). Certain capitalized terms used herein are defined in the Indenture. The terms of the Indenture are those set forth in the Indenture and those made part thereof by the Trust Indenture Act. The Indenture, by its terms, requires the Company and the Indenture Trustee to comply with the Trust Indenture Act. This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) and the Trust Indenture Act. The Indenture has been qualified under the Trust Indenture Act.

  In certain circumstances, the Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution."

GENERAL

  Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debt Securities issued by the Company. The Old Subordinated Debt Securities were and the New Subordinated Debt Securities exchanged for the Old Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate stated liquidation amounts of the Trust Securities.

  The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein), if any, on February 1, 2027.

  If the Subordinated Debt Securities are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Subordinated Debt Securities will, with respect to the Capital Securities held in book-entry only form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the liquidation amount of such Capital Securities and, with respect to such Capital Securities held in certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See "-- Book-Entry Issuance and Settlement" below. The Subordinated Debt Securities deemed to be represented by a Capital Security certificate will be issued in certificated form upon presentation for transfer or reissuance. Payments on the Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event the Subordinated Debt Securities are issued in certificated non-book entry form, interest and principal will be payable, the transfer of the Subordinated Debt Securities will be registrable and the Subordinated Debt Securities will be exchangeable for the Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided that payment of interest may be made, at the option of the Company, by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of interest and principal on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

  The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments) or interest on the Subordinated Debt Securities may be made (in cash, property, securities, by set-off or otherwise) if (i) any Senior Indebtedness of the Company, as the case may be, is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

  The term "Senior Indebtedness" means, with respect to the Company (except any other obligations which rank pari passu with the Subordinated Debt Securities)
(i) the principal and interest in respect of (A) indebtedness of the Company for money borrowed, and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which the Company is party; (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any indebtedness between or among the Company or any affiliate of the Company and (2) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities. Senior Indebtedness does not include the Subordinated Debt Securities or any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Subordinated Debt Securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. The Company is a legal entity separate and distinct from its Banking Subsidiaries and non-banking subsidiaries. The Company's principal assets are the stock of its Banking Subsidiaries and non-banking subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The principal sources of the Company's income are dividends, interest and fees from the Banking Subsidiaries and non-banking subsidiaries. The Banking Subsidiaries of the Company are subject to certain restrictions imposed by federal and state law on any extensions of credit to, and certain other transactions with the Company and certain other affiliates and on investments in stock or other securities thereof. In addition, payment of dividends to the Company by the Banking Subsidiaries is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Company's obligations under the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. The Company had approximately $78 million of Senior Indebtedness as of December 31, 1996.

REDEMPTION

  The Company may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after February 1, 2007 upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest to the redemption date. In addition, the Subordinated Debt Securities may be redeemed by the Company at any time, in whole or in part, in certain circumstances described herein upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, upon not less than 30 nor more than 60 days' notice, at par, plus any accrued and unpaid interest to the redemption date. In each case, redemption prior to maturity is subject to the receipt by the Company of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Capital Securities--Redemption."

INTEREST

  The Subordinated Debt Securities shall bear interest at a variable annual rate equal to LIBOR plus 0.85%, from the original date of issuance of the Old Subordinated Debt Securities, payable quarterly in arrears on the first day of February, May, August and November of each year (each an "Interest Payment Date"), commencing May 1, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest or Additional Interest payable unless otherwise stated. In the event the Subordinated Debt Securities are not held solely in book-entry only form, the Company will select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

  The Chase Manhattan Bank, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

    (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

    (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

    (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

    (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

    (v) if fewer than two such quotations are provided as requested in clause
  (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

  If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

  LIBOR for the initial interest period (commencing upon the original issuance of the Subordinated Debt Securities) is 5.5625% and the interest rate for the initial interest period is 6.4125%.

  Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

  The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed Extension Period is unpaid, the Company shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 20 consecutive quarterly periods and none extending beyond the maturity date of the Subordinated Debt Securities, provided, however, that on the date on which each such Extension Period ends or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, the Company shall pay all interest then accrued and unpaid, together with interest thereon at a variable annual rate equal to LIBOR plus 0.85%, compounded quarterly to the extent permitted by applicable law ("Compounded Interest"). During any Extension Period (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities.

  If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Administrators, the Institutional Trustee and the Indenture Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date Distributions on the Capital Securities are payable or (ii) the date the Administrators are required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to Distributions on the Trust Securities the payment of which is being deferred. An Administrator shall give notice of the Company's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of such Subordinated Debt Securities notice of its initiation of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to holders of such Subordinated Debt Securities (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or interest payment date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

  On February 6, 1997, President Clinton proposed the Proposed Legislation that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently proposed, the Proposed Legislation would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date of the Proposed Legislation as it is currently proposed, it is expected that if the Proposed Legislation were enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the

Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance that the Proposed Legislation, if enacted, will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities Redemption."

CERTAIN COVENANTS

  If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein) under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

  For so long as the Trust Securities remain outstanding, the Company will covenant to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities. The Administrators and the holder of a majority of the Common Securities each will covenant to use their respective reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

  Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of the Company under the Subordinated Debt Securities and under the Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, by the successor entity formed by such consolidation or into which the Company shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Indenture Trustee, such successor entity will be substituted under the Indenture and thereupon the Company will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

  The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an Indenture Event of Default with respect to the Subordinated Debt Securities:

    (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest or Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; or

    (d) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of not less than 25% in aggregate principal amount of Subordinated Debt Securities; or

    (e) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (f) the Liquidation of the Trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  The Indenture provides that the Indenture Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

  The Indenture provides that if an Indenture Event of Default in respect of the Subordinated Debt Securities shall have occurred and be continuing, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding.

  No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Indenture Trustee written notice of a continuing Event of Default with respect to the Subordinated Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Indenture Trustee a written request to institute such action, suit or proceeding and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of the Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of the Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of the Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

  The holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Indenture Trustee under the Indenture; provided, however, that, except under certain circumstances, the Indenture Trustee may decline to follow any such direction if the Indenture Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Indenture Trustee in personal liability. The Indenture requires the annual filing by the Company with the Indenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  An Indenture Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of the Capital Securities, in certain circumstances, have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities--Declaration Events of Default" and "Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of record of the Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of the Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the Subordinated Debt Securities, and the Company shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by the Company to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Capital Securities--Declaration Events of Default" and "Voting Rights," the holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall without the consent of the holder of each Subordinated Debt Security so affected (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of the Subordinated Debt Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification.

  The Company and the Indenture Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt Securities: (i) to evidence the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to the Indenture; (ii) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (iv) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of the Subordinated Debt Securities is required under the Securities Act); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Indenture Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

DISCHARGE

  The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Indenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at the stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee, and the Company deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the stated maturity or redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

THE INDENTURE TRUSTEE

  The Company and certain of its affiliates maintain a banking relationship with the Indenture Trustee and its affiliates.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

  If distributed to holders of the Capital Securities of the Trust in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debt Securities will, with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, the Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, the Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing the Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

  If the Subordinated Debt Securities are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary for the Subordinated Debt Securities distributed by the Trust with respect to the Capital Securities held in book-entry form. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities would apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

  None of the Company, the Trust, the Institutional Trustee, the Indenture Trustee, any paying agent and any other agent of the Company, the Trust, the Institutional Trustee or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security shall be exchangeable for the Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

RESTRICTIONS ON TRANSFER

  The Subordinated Debt Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less that $100,000 (and integral multiples of $1,000 in excess thereof). Any such transfer of the Subordinated Debt Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debt Securities.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

  The Indenture provides that the Company will pay all fees and expenses related to (i) the organization, maintenance and dissolution of the Trust, (ii) the retention of the Institutional Trustee and Administrators and (iii) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

  The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except as otherwise provided in "Limitation on Mergers and Sales of Assets," the Indenture provides that it may not be assigned by the parties thereto.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                               AND THE GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by the Company in accordance with such Trust Securities.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Subordinated Debt Securities equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts, and other obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Institutional Trustee shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of Distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by the Company as described under "Description of the Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay Distributions on such Capital Securities. The Guarantee will not apply to any payment of Distributions except to the extent that the Trust has funds available for the payment of such distributions. The Guarantee will cover the payment of Distributions and other payments on such Capital Securities only if and to the extent that the Company has made payments of interest or principal on the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Company of amounts when due on such Capital Securities.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company" and "Voting Rights," may direct the Institutional Trustee, to the fullest extent permitted by law to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may to the fullest extent permitted by law institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or interest on the Subordinated Debt Securities on the respective dates such principal or interest is payable (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

  Because the Company is a bank holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such New Capital Securities were acquired as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until               , 199 , all dealers offering
transactions in the New Capital Securities may be required to deliver a Prospectus.

  The Company and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  Each broker-dealer that surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, to comply with applicable laws in connection with offers and sales by way of this Prospectus including, without limitation, the prospectus delivery requirements of the Securities Act and the applicable requirements of Rules 10b-5 and 10b-6 under the Exchange Act and to discontinue offers and sales upon notice from the Company of the happening of any event that requires the making of changes in the Registration Statement or the Prospectus so that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. The Company has agreed, subject to certain exceptions, to make any such required change promptly following the occurrence of any such event.

  For a period of one year after the date on which the Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have agreed to pay all expenses incidental to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  In the opinion of Wachtell, Lipton, Rosen & Katz, New York, New York, special tax counsel to the Company ("Counsel"), the discussion of United States federal income taxation which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities.

  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  Except as otherwise stated, this summary deals only with the Capital Securities held as a capital asset by a holder who or which (i) purchased the Capital Securities upon original issuance (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

  A "US Holder" is a holder of the Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

EXCHANGE OF THE CAPITAL SECURITIES

  The exchange of the Old Capital Securities for the New Capital Securities should not be a taxable event to holders for income tax purposes. The exchange of the Old Capital Securities for the New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the degree to which the New Capital Securities differ from the Old Capital Securities is not economically significant and because the exchange will occur by operation of the terms of the Old Capital Securities. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange. Therefore, the tax opinions rendered by counsel in connection with the issuance of the Old Capital Securities, when read in conjunction with the tax opinion rendered in connection with the Exchange Offer, are equally applicable to this issuance of the New Capital Securities.

US HOLDERS

  Characterization of the Trust. In connection with the issuance of the Old Capital Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of the Capital Securities generally is considered the owner of an undivided interest in the Subordinated Debt Securities owned by the Trust, and each US Holder is required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return.

  Characterization of the Subordinated Debt Securities. In connection with the issuance of the Old Subordinated Debt Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Subordinated Debt Securities will be characterized for United States federal income tax purposes as debt of the Company.

  Original Issue Discount. Under the terms of the Subordinated Debt Securities, the Company has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of the Company's option to defer payments of interest if the likelihood of deferral is "remote."

  The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Subordinated Debt Securities. Therefore, the Subordinated Debt Securities should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Subordinated Debt Securities is generally taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Service. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

  In the event the Company subsequently exercised its option to defer payments of interest, the Subordinated Debt Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debt Securities. (Subsequent distributions of interest on the Subordinated Debt Securities generally would not be taxable.) The amount of OID that accrued in any period would generally equal the amount of interest that accrued on the Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

  If the Company's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt Securities. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis.

  Characterization of Income. Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

  Market Discount and Bond Premium. Holders of the Capital Securities may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for income tax purposes).

  Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust. Under certain circumstances described herein (see "Description of the Capital Securities"), the Company has the right to distribute the Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities for income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For income tax purposes, a US Holder's holding period in the Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for income tax purposes.

  Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "Sales of Capital Securities" below.

  Sales of Capital Securities. A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

  A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debt Securities through the date of disposition in its taxable income for income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for income tax purposes.

NON-US HOLDERS

  The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

  Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the

Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

  As discussed above (see "Description of the Capital Securities--Redemption"), changes in legislation affecting the income tax consequences of the Subordinated Debt Securities are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Moreover, any such legislation could adversely affect, as the Proposed Legislation would have adversely affected, Non-US Holders by characterizing income derived from the Subordinated Debt Securities as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

  A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

  A Non-US Holder which holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

  The exchange of the Old Capital Securities for the New Capital Securities in the Exchange Offer should not constitute a taxable event to Non-US Holders.

INFORMATION REPORTING

  In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the Service.

                                    *  *  *

  THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing purchase of the Capital Securities in a secondary transaction. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan investors will be less than 25% of the total value of such Capital Securities at any given time, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

  Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

  Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 LEGAL MATTERS

  The validity under Missouri law of the New Subordinated Debt Securities and the New Guarantee and the validity under Delaware law of the New Capital Securities have been passed upon for the Company and the Trust by Thompson Coburn, St. Louis, Missouri. Certain United States federal income tax matters have been, and will be in connection with the Exchange Offer, passed upon for the Company and the Trust by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference in the Company's Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Mark Twain incorporated by reference in Mark Twain's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Roosevelt as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in Roosevelt's Annual Report on Form 10-K/A for the year ended December 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                --------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   6
Incorporation of Certain Information by Reference.........................   6
Summary...................................................................   8
Risk Factors..............................................................  17
Mercantile Bancorporation Inc.............................................  23
Recent Developments.......................................................  24
Pro Forma Combined Consolidated Financial Statements......................  25
Capitalization............................................................  32
Accounting Treatment......................................................  33
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
 .........................................................................  33
Use of Proceeds...........................................................  33
Mercantile Capital Trust I................................................  34
The Exchange Offer........................................................  35
Description of the Capital Securities.....................................  43
Description of the Guarantee..............................................  56
Description of the Subordinated Debt Securities...........................  59
Effect of Obligations Under the Subordinated Debt Securities and the
 Guarantee................................................................  70
Plan of Distribution......................................................  71
United States Federal Income Taxation.....................................  72
ERISA Considerations......................................................  76
Legal Matters.............................................................  77
Experts...................................................................  77

$150,000,000

LOGO

MERCANTILE
CAPITAL TRUST I

FLOATING RATE CAPITAL TRUST
PASS-THROUGH SECURITIESSM
(TRUPSSM)

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

MERCANTILE
BANCORPORATION INC.

PROSPECTUS

DATED         , 1997

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

  Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

  Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  A. Exhibits. See Exhibit Index.

  B. Financial Statement Schedules. Not Applicable.

ITEM 22. UNDERTAKINGS

  (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (2) Each of the undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Each of the undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (4) Each of the Registrants undertake that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Each of the undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (6) Each of the undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (7) Each of the undersigned Registrants hereby undertake:

    (a) To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 14, 1997.

                                          Mercantile Bancorporation Inc.

                                          By: /s/ Thomas H. Jacobsen
                                             ----------------------------------
                                              Thomas H. Jacobsen, Chairman of
                                              the Board, President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, registering the Floating Rate Capital Trust Pass-through Securities of Mercantile Capital Trust I, the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027 of Mercantile Bancorporation Inc. and the Guarantee of Mercantile Bancorporation Inc., and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


     /s/ Thomas H. Jacobsen          Chairman of the Board           April 14, 1997
____________________________________  President, Chief Executive
         Thomas H. Jacobsen           Officer and Director
    Principal Executive Officer

       /s/ John Q. Arnold            Senior Executive Vice           April 14, 1997
____________________________________  President and Chief
           John Q. Arnold             Financial Officer
    Principal Financial Officer

     /s/ Michael T. Normile          Senior Vice President--         April 14, 1997
____________________________________  Finance and Control
         Michael T. Normile
    Principal Accounting Officer

     /s/ Harry M. Cornell, Jr.       Director                        April 14, 1997
____________________________________
       Harry M. Cornell, Jr.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


        /s/ William A. Hall          Director                        April 14, 1997
____________________________________
          William A. Hall

                                     Director
____________________________________
           Thomas A. Hays

        /s/ Frank Lyon, Jr.          Director                        April 14, 1997
____________________________________
          Frank Lyon, Jr.

       /s/ Edward A. Mueller         Director                        April 14, 1997
____________________________________
         Edward A. Mueller

      /s/ Robert W. Murray           Director                        April 14, 1997
____________________________________
          Robert W. Murray

        /s/ Harvey Saligman          Director                        April 14, 1997
____________________________________
          Harvey Saligman

        /s/ Craig D. Schnuck         Director                        April 14, 1997
____________________________________
          Craig D. Schnuck

        /s/ Robert L. Stark          Director                        April 14, 1997
____________________________________
          Robert L. Stark

       /s/ Patrick T. Stokes         Director                        April 14, 1997
____________________________________
         Patrick T. Stokes

         /s/ John A. Wright          Director                        April 14, 1997
____________________________________
           John A. Wright


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 14, 1997.

                                          Mercantile Capital Trust I

                                          By: /s/ Jon W. Bilstrom
                                             ----------------------------------
                                              Jon W. Bilstrom, Administrator

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DESCRIPTION                            PAGE
 -------                          -----------                            ----
 3.1      MBI's Restated Articles of Incorporation, as amended and
          currently in effect, filed as Exhibit 3(i) to MBI's
          Quarterly Report on Form 10-Q for the quarter ended June
          30, 1994, are incorporated herein by reference.
 3.2      MBI's By-Laws, as amended and currently in effect, filed as
          Exhibit 3.2 to Amendment No. 2 to MBI's Registration
          Statement on Form S-4 (Reg. No. 333-17757), is incorporated herein by reference.
 4.1      Form of Indenture Regarding Subordinated Securities between
          MBI and The First National Bank of Chicago, Trustee, filed as Exhibit 4.1 to MBI's Report on Form 8-K dated September
          24, 1992, is incorporated herein by reference.
 4.2      Rights Agreement dated as of May 23, 1988 between MBI and
          Mercantile Bank, as Rights Agent (including as exhibits
          thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
          and the form of Right Certificate), filed as Exhibits 1 and
          2 to MBI's Registration Statement No. 0-6045 on Form 8-A,
          dated May 24, 1988, is incorporated herein by reference.
 4.3      Certificate of Trust of Mercantile Capital Trust I dated as of January 28, 1997.
 4.4      Amended and Restated Declaration of Trust dated as of
          February 4, 1997 among Chase Manhattan Bank Delaware, as
          Delaware Trustee, The Chase Manhattan Bank, as
          Institutional Trustee, MBI, as Sponsor, and John Q. Arnold,
          Kenneth E. Schutte and Jon W. Bilstrom, as Administrators
          of Mercantile Capital Trust I.
 4.5      Indenture dated February 4, 1997 between MBI, as Issuer,
          and The Chase Manhattan Bank, as Indenture Trustee.
 4.6      First Supplemental Indenture dated February 4, 1997 between
          MBI, as Issuer, and The Chase Manhattan Bank, as Indenture
          Trustee.
 4.7      Form of Capital Security Certificate for Mercantile Capital
          Trust I (included as Exhibit A-1 to Exhibit 4.4).
 4.8      Capital Securities Guarantee Agreement dated February 4,
          1997 between MBI and The Chase Manhattan Bank, as Guarantee
          Trustee.
 4.9      Registration Rights Agreement dated January 29, 1997 by and among MBI, Mercantile Capital Trust I and Salomon Brothers
          Inc, as Representative of the Initial Purchasers.
 4.10     Form of Subordinated Debt Security (included as part of
          Exhibit 4.6).
 4.11     Form of Waiver of Certain Obligations under Registration
          Rights Agreement between MBI and Mercantile Capital Trust
          I.
 4.12     Form of Supplemental Indenture of First Supplemental
          Indenture between MBI, as Issuer, and The Chase Manhattan
          Bank, as Trustee.
 5.1      Opinion of Thompson Coburn as to the legality of the
          Floating Rate Capital Trust Pass-through Securities of
          Mercantile Capital Trust I, the Floating Rate Junior
          Subordinated Deferrable Interest Debentures due 2027 of MBI
          and the Guarantee of MBI with respect to the Capital
          Securities.
 8.1      Opinion of Wachtell, Lipton, Rosen & Katz with respect to
          certain federal income tax consequences.

 EXHIBIT
 NUMBER                          DESCRIPTION                            PAGE
 -------                         -----------                            ----
 10.1     The Mercantile Bancorporation Inc. 1987 Stock Option Plan,
          as amended, filed as Exhibit 10-3 to MBI's Report on Form
          10-K for the year ended December 31, 1989 (File No. 1-
          11792), is incorporated herein by reference.
 10.2     The Mercantile Bancorporation Inc. Executive Incentive
          Compensation Plan, filed as Appendix C to MBI's definitive
          Proxy Statement for the 1994 Annual Meeting of
          Shareholders is incorporated herein by reference.
 10.3     The Mercantile Bancorporation Inc. Employee Stock Purchase
          Plan, filed as Exhibit 10-7 to MBI's Report on Form 10-K
          for the year ended December 31, 1989 (File No. 1-11792),
          is incorporated herein by reference.
 10.4     The Mercantile Bancorporation Inc. 1991 Employee Incentive
          Plan, filed as Exhibit 10-7 to MBI's Report on Form 10-K
          for the year ended December 31, 1990 (File No. 1-11792),
          is incorporated herein by reference.
 10.5     Amendment Number One to the Mercantile Bancorporation Inc.
          1991 Employee Incentive Plan, filed as Exhibit 10-6 to
          MBI's Report on Form 10-K for the year ended December 31,
          1994, is incorporated herein by reference.
 10.6     The Mercantile Bancorporation Inc. 1994 Stock Incentive
          Plan, filed as Appendix B to MBI's definitive Proxy
          Statement for the 1994 Annual Meeting of Shareholders, is
          incorporated herein by reference.
 10.7     The Mercantile Bancorporation Inc. 1994 Stock Incentive
          Plan for Non-Employee Directors, filed as Appendix E to
          MBI's definitive Proxy Statement for the 1994 Annual
          Meeting of Shareholders, is incorporated herein by
          reference.
 10.8     The Mercantile Bancorporation Inc. Voluntary Deferred
          Compensation Plan, filed as Appendix D to MBI's definitive
          Proxy Statement for the 1994 Annual Meeting of
          Shareholders, is incorporated herein by reference.
 10.9     Form of Employment Agreement for Thomas H. Jacobsen, as
          amended, filed as Exhibit 10-8 to MBI's Report on Form 10-
          K for the year ended December 31, 1989 (File No. 1-11792), is incorporated herein by reference.
 10.10    Form of Change of Control Employment Agreement for John W.
          McClure, W. Randolph Adams, John Q. Arnold and Certain
          Other Executive Officers, filed as Exhibit 10-10 to MBI's
          Report on Form 10-K for the year ended December 31, 1989
          (File No. 1-11792), is incorporated herein by reference.
 10.11    Amended and Restated Agreement and Plan of Reorganization
          dated as of December 2, 1994 by and among MBI and
          TCBankshares, Inc., filed as Exhibit 2.1 to MBI's Report
          on Form
          8-K dated December 21, 1994, is incorporated herein by
          reference.
 10.12    Agreement and Plan of Reorganization dated August 4, 1995, by and between MBI and Hawkeye Bancorporation, filed as
          Exhibit 2.1 to MBI's Registration Statement No. 33-63609,
          is incorporated herein by reference.
 10.13    The Mercantile Bancorporation Inc. Supplemental Retirement
          Plan, filed as Exhibit 10-12 to MBI's Report on Form 10-K
          for the year ended December 31, 1992 (File No. 1-11792),
          is incorporated herein by reference.
 10.14    Agreement and Plan of Reorganization, dated October 27,
          1996, among MBI, Ameribanc and Mark Twain Bancshares,
          Inc., filed as Exhibit 2.1 to MBI's Current Report on Form
          8-K, dated November 6, 1996, is incorporated herein by
          reference.
 10.15    Agreement and Plan of Reorganization, dated December 22,
          1996, by and between MBI and Roosevelt Financial Group,
          Inc., filed as Exhibit 2.1 to MBI's Current Report on Form
          8-K, dated December 22, 1996, is incorporated herein by
          reference.

 EXHIBIT
 NUMBER                          DESCRIPTION                            PAGE
 -------                         -----------                            ----
 10.16    Amendment to Agreement and Plan of Reorganization, dated
          January 24, 1997, among MBI, Ameribanc and Mark Twain
          Bancshares, Inc., filed as Exhibit 10.16 to Amendment No.
          2 to MBI's Registration Statement on Form S-4 (Reg. No.
          333-17757), is incorporated herein by reference.
 12.1     Statement of Earnings to Fixed Charges.
 23.1     Consent of Thompson Coburn (included in Exhibit 5.1).
 23.2     Consent of Wachtell, Lipton, Rosen & Katz (included in
          Exhibit 8.1).
 23.3     Consent of KPMG Peat Marwick LLP with regard to the use of its reports on MBI's financial statements.
 23.4     Consent of Ernst & Young LLP with regard to the use of its report on Mark Twain's financial statements.
 23.5     Consent of KPMG Peat Marwick LLP with regard to the use of its report on Roosevelt's financial statements.
 24.1     Power of Attorney (included on signature page).
 25.1     Form T-1 Statement of Eligibility for The Chase Manhattan
          Bank to act as trustee under the Indenture.
 25.2     Form T-1 Statement of Eligibility for The Chase Manhattan
          Bank to act as trustee under the Amended and Restated
          Declaration of Trust.